The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration File No. 333-297918
Subject to completion
Preliminary prospectus supplement dated August 3, 2026
Preliminary prospectus supplement
(To prospectus dated August 3, 2026)
$
Skyworks Solutions, Inc.
$         % senior notes due 20
$         % senior notes due 20
$         % senior notes due 20
We are offering $       aggregate principal amount of     % Senior Notes due       (the “20   notes”), $       aggregate principal amount of    % Senior Notes due       (the “20   notes”) and $       aggregate principal amount of     % Senior Notes due        (the “20   notes” and, together with the 20   notes and 20   notes, the “notes”). Interest on the notes is payable semi-annually in arrears on             and             each year, beginning on            , 2027. The 20   notes will mature on            , 20  , the 20   notes will mature on            , 20   and the 20   notes will mature on            , 20  .
We may redeem all or a portion of the notes of any series, in each case at any time and from time to time prior to maturity, in whole or in part, for cash at the applicable redemption price, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date as described under “Description of the notes — Optional redemption.” If we undergo a change of control repurchase event (as defined herein with respect to a series of notes), holders may require us to repurchase the notes of such series in whole or in part for cash at a price equal to 101% of the principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of the notes — Purchase of notes upon a change of control repurchase event.” The notes will be issued only in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess of $2,000.
On October 27, 2025, we entered into an Agreement and Plan of Merger (as amended, supplemented, amended and restated, restated or otherwise modified from time to time, the “Merger Agreement”) with Comet Acquisition Corp., a Delaware corporation (“Merger Sub I”), Comet Acquisition II, LLC, a Delaware limited liability company (“Merger Sub II”), and Qorvo, Inc., a Delaware corporation (“Qorvo”), pursuant to which (i) Merger Sub I will be merged with and into Qorvo (the “First Merger”), with Qorvo surviving the First Merger, and (ii) immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, Qorvo will be merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II as the surviving entity in the Second Merger and a wholly owned subsidiary of Skyworks. If (i) the consummation of the Mergers does not occur on or before 11:59 p.m. Pacific Time on November 3, 2027, (ii) we notify the trustee and the holders of the 20   notes and the 20   notes that we will not pursue the consummation of the Mergers or (iii) the Merger Agreement has been terminated without the consummation of the Mergers (any event described in clause (i), (ii) or (iii), a “Special Mandatory Redemption Trigger”), the 20   notes and 20   notes then outstanding will be subject to a special mandatory redemption upon the terms and at the redemption price set forth in this prospectus supplement under “Description of the notes — Special mandatory redemption of the 20   notes and the 20   notes.” The 20   notes will not be subject to any special mandatory redemption if the Mergers are not completed.
The notes will be our senior unsecured obligations and will be equal in right of payment with our other senior unsecured indebtedness, including our existing senior notes. The notes will be effectively subordinated to our secured indebtedness, to the extent of the assets securing that indebtedness, and will not be the obligations of any of our subsidiaries. Accordingly, the notes will be structurally subordinated to all obligations of our subsidiaries, including if the Mergers are consummated any Qorvo Notes (as defined below) that are not tendered and accepted for exchange in the Exchange Offers (as defined below).
The notes are new issues of securities with no established trading market. We do not intend to list the notes on any securities exchange or include the notes in any automated quotation system.
Investing in the notes involves risks. See “Risk factors” beginning on page S-7 of this prospectus supplement and in Part I, Item 1A, “Risk factors” beginning on page 12 of our Annual Report on Form 10-K for the fiscal year ended October 3, 2025, filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2025, which is incorporated by reference herein, as well as the other information included and incorporated by reference herein. You should consider such risks carefully before investing in the notes.
	Per 20	Note	Per 20	Note	Per 20	Note
	%	$	%	$	%	$
Public offering price(1)	%	$	%	$	%	$
Underwriting discount	%	$	%	$	%	$
Proceeds, before expenses, to Skyworks	%	$	%	$	%	$

(1)
Plus accrued interest, if any, from           , 2026.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that the notes will be ready for delivery to investors in book-entry form through The Depository Trust Company and its participants (including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme) on or about           , 2026.
Joint Book-Running Managers
Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan	Wells Fargo Securities
The date of this prospectus supplement is          , 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which does not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, we refer to this prospectus supplement as the “prospectus supplement” and the accompanying prospectus as the “prospectus.” Additional information is incorporated by reference into this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement with respect to such inconsistency.
You should rely only on the information contained or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we may provide to you. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover page of these documents or as of any earlier date as of which such information is given. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not, and the underwriters are not, making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References in this prospectus supplement to the terms “Skyworks,” “Company,” “we,” “our” and “us” refer to Skyworks Solutions, Inc., a Delaware corporation, and its subsidiaries, except for descriptions of the terms of the notes or unless we state otherwise or the context indicates otherwise.

S-ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement and accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the “safe harbor” created by those sections. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “targets,” “will,” “would,” and similar expressions or variations or negatives of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus supplement and accompanying prospectus. Additionally, forward-looking statements include, but are not limited to:
•
our expectations and statements regarding the proposed combination with Qorvo;

•
the possible impacts of geopolitical conflicts, tariffs, export controls, inflation, recession, and global health crises;

•
our plans to develop and market new products, enhancements or technologies and the timing of these development and marketing plans;

•
our estimates of our future financial performance, including expenses, revenues, and profitability;

•
our estimates of demand trends, market opportunities, and our market positioning, including the size of the markets for our products and services;

•
our expectations related to the rate and degree of market acceptance of our products and our customers’ products;

•
our estimates regarding our capital requirements and our needs for additional financing; and

•
our estimates of the success of other competing technologies that may become available.

Although forward-looking statements in this prospectus supplement and accompanying prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known and understood by us. Consequently, forward-looking statements involve inherent risks and uncertainties and actual financial results and outcomes may differ materially and adversely from the results and outcomes discussed in or anticipated by the forward-looking statements. A number of important factors could cause actual financial results to differ materially and adversely from those in the forward-looking statements. We urge you to consider the risks and uncertainties discussed elsewhere in this prospectus supplement and accompanying prospectus, including in “Risk factors,” and the risk factors included in our Annual Report on Form 10-K for the fiscal year ended October 3, 2025 and in the other documents filed by us with the SEC in evaluating our forward-looking statements. We have no plans, and undertake no obligation, to revise or update our forward-looking statements to reflect any event or circumstance that may arise after the date of this report. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.
This prospectus supplement and accompanying prospectus also contain estimates made by independent parties and by us relating to market size and growth and other industry data. These estimates involve a number of assumptions and limitations and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in “Risk factors.” These and other factors could cause results to differ materially and adversely from those expressed in the estimates made by the independent parties and by us.

S-iii

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov.
We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to these reports, as well as proxy statements on Schedule 14A, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “SEC Filings” page of our website at www.skyworksinc.com. The information contained on or accessible or available through our website is not part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus supplement:
•
our Annual Report on Form 10-K for the fiscal year ended October 3, 2025 filed with the SEC on November 7, 2025, as amended by our Annual Report on Form 10-K/A filed with the SEC on January 30, 2026;

•
our Quarterly Reports on Form 10-Q for the quarterly period ended January 2, 2026 filed with the SEC on February 5, 2026, for the quarterly period ended April 3, 2026 filed with the SEC on May 5, 2026 and for the quarterly period ended July 3, 2026 filed with the SEC on July 28, 2026; and

•
our Current Reports on Form 8-K filed with the SEC on October 28, 2025 (Film No.: 251421257), October 28, 2025 (Film No.: 251421271; Item 8.01 only), November 14, 2025, November 24, 2025, December 12, 2025, January 30, 2026, February 3, 2026 (Item 8.01 only), February 11, 2026, May 5, 2026 (Item 8.01 only), May 19, 2026, May 20, 2026 (Film No.: 261004779), May 20, 2026 (Film No.: 261005210), June 12, 2026, July 28, 2026 (Film No.: 261211796), July 28, 2026 (Film No.: 261211815; Item 8.01 only), August 3, 2026 and August 3, 2026.

We do not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01, and any Item 9.01 related thereto, of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.
You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address:
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, CA 92617
Attention: Corporate Secretary
Telephone: (949) 231-3000

S-iv

SUMMARY
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk factors” in this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended October 3, 2025, and other filings we may make from time to time with the SEC. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary statement concerning forward-looking statements” above.
Our company
Skyworks is a leading developer, manufacturer and provider of analog and mixed-signal semiconductor products and solutions for numerous applications, including aerospace, automotive, broadband, cellular infrastructure, connected home, defense, entertainment and gaming, industrial, medical, smartphone, tablet, and wearables.
Over the past two decades, Skyworks has made important investments to address key network technologies, from cellular to advanced Wi-Fi®, enhanced GPS, and Bluetooth®, among others. Capitalizing on both organic growth and strategic acquisitions, we are targeting high-growth verticals, while at the same time, seeking to diversify our revenue and customer set.
Targeted investments in next-generation technology and solutions, technical talent, and fabrication capabilities have created the opportunity to expand into high-growth market segments, including electric and hybrid vehicles, industrial and motor control, power supply, 5G wireless infrastructure, optical data communication, data center, automotive, smart home, and several other applications.
Skyworks’ key customers include Amazon, Apple Inc., Arcadyan, Arris, Bose, Ciena, Cisco, Ericsson, Fibocom, Garmin, Gemalto (a Thales company), General Electric, Google, Honeywell, Itron, Lenovo, LG Electronics, Microsoft, Motorola, NETGEAR, Nokia, Northrop Grumman, OPPO, Rockwell Collins, Sagemcom, Samsung, Schneider Electric, Sierra Wireless, Sonos, Sony, Technicolor, Telit, Tesla, TP-Link, VIVO, and Xiaomi. Our competitors include Analog Devices, Broadcom, Cirrus Logic, Murata Manufacturing, NXP Semiconductors, Qorvo, Qualcomm, and Texas Instruments.
Skyworks operates worldwide with engineering, manufacturing, sales, and service facilities throughout Asia, Europe, and North America.
Skyworks’ principal executive office is located at 5260 California Avenue, Irvine, California 92617, and its telephone number is (949) 231-3000. Its website is www.skyworksinc.com. The information contained on or accessible or available through our website is not part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus.
Recent Developments
Merger Agreement with Qorvo
On October 27, 2025, Skyworks entered into the Merger Agreement by and among the Company, Merger Sub I, Merger Sub II, and Qorvo. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, and at the closing of the Mergers, Qorvo will be merged with and into a subsidiary of the Company.
Qorvo is a global leader in the development and commercialization of technologies and products for wireless, wired and power markets.

Qorvo is organized into three operating and reportable segments that align its technologies and applications with customers and end markets: High Performance Analog (“HPA”), Connectivity and Sensors Group (“CSG”) and Advanced Cellular Group (“ACG”).
HPA is a leading global supplier of radio frequency, analog mixed signal and power management solutions. CSG is a leading global supplier of connectivity solutions, with broad expertise spanning ultra-wideband, Matter®, Bluetooth® Low Energy, Zigbee®, Thread®, Wi-Fi® and cellular solutions for the Internet of Things. ACG is a leading global supplier of advanced cellular solutions for smartphones, wearables, laptops, tablets and other devices.
Skyworks is increasingly hopeful the Mergers will close within the calendar year. The closing of the Mergers is not conditioned upon the consummation of this offering. However, upon the occurrence of a Special Mandatory Redemption Trigger, the 20   notes and 20   notes then outstanding will be subject to a special mandatory redemption upon the terms and at the redemption price set forth in this prospectus supplement under “Description of the notes — Special mandatory redemption of the 20   notes and the 20   notes.” The closing of the Mergers is subject to the satisfaction or waiver of customary closing conditions. There can be no assurance that the Mergers will be consummated on the timeline described above or at all. See “Risk factors — Risks related to the Mergers — The consummation of the Mergers is contingent upon the satisfaction of a number of conditions that may be outside of Qorvo or Skyworks’ control and that Qorvo and Skyworks may be unable to satisfy, or that may delay the consummation of the Mergers or result in the imposition of conditions that could reduce the anticipated benefits from the Mergers or cause the parties to abandon the Mergers.”
Exchange Offers and Consent Solicitations
On May 20, 2026, we announced that, in connection with the pending Mergers, we commenced exchange offers (the “Exchange Offers”) and related consent solicitations on behalf of Qorvo (the “Consent Solicitations”) with respect to (i) the outstanding 4.375% Senior Notes due 2029 issued by Qorvo (the “2029 Qorvo Notes”) and (ii) the outstanding 3.375% Senior Notes due 2031 issued by Qorvo (the “2031 Qorvo Notes” and, together with the 2029 Qorvo Notes, the “Qorvo Notes”). The Exchange Offers and the Consent Solicitations are being made upon the terms and conditions set forth in a Registration Statement on Form S-4 filed with the SEC (the “S-4”) on May 20, 2026 and are conditioned upon, among other things, the consummation of the Mergers.
Pursuant to the Exchange Offers, we are offering to issue (x) up to $850 million aggregate principal amount of new 4.375% Senior Notes due 2029 (the “New 2029 Notes”) in exchange for any and all of the outstanding 2029 Qorvo Notes and (y) up to $700 million aggregate principal amount of new 3.375% Senior Notes due 2031 (the “New 2031 Notes” and, together with the New 2029 Notes, the “Skyworks Exchange Offer Notes”) in exchange for any and all of the outstanding 2031 Qorvo Notes. Each series of Skyworks Exchange Offer Notes will have the same interest rate, interest payment dates and maturity date as the corresponding exchanged series of Qorvo Notes but will differ in certain respects from the Qorvo Notes, including the redemption provisions, as described in the S-4. In addition, pursuant to the Consent Solicitations, we solicited on behalf of Qorvo consents from the holders of the Qorvo Notes to amend the Qorvo Notes and the related indentures under which they were issued to eliminate substantially all of the restrictive covenants, certain affirmative covenants and certain events of default (the “Proposed Amendments”).
As of June 11, 2026 (the “Consent Revocation Deadline”), $760,095,000 in aggregate principal amount of 2029 Qorvo Notes, representing approximately 89.42% of the aggregate principal amount of 2029 Qorvo Notes outstanding, and $651,334,000 in aggregate principal amount of 2031 Qorvo Notes, representing approximately 93.05% of the aggregate principal amount of 2031 Qorvo Notes outstanding, had been validly tendered and not validly withdrawn. As a result, we received the requisite consents to adopt the Proposed Amendments. On June 11, 2026, Qorvo entered into two supplemental indentures, one with respect to each series of Qorvo Notes, to effect the Proposed Amendments. Upon their respective executions, each such supplemental indenture became effective. However, the Proposed Amendments with respect to each series of Qorvo Notes will not become operative until immediately prior to the consummation of the Mergers or upon settlement of the applicable Consent Solicitation with respect to such series, depending on the specific Proposed Amendment.

As a result of the consents validly tendered and not validly withdrawn at or prior to the Consent Revocation Deadline, (i) the consent payment for the 2029 Qorvo Notes will be approximately $2.80 per $1,000 in principal amount of such notes validly tendered and not validly withdrawn at or prior to the Consent Revocation Deadline and (ii) the consent payment for the 2031 Qorvo Notes will be approximately $2.69 per $1,000 in principal amount of such notes validly tendered and not validly withdrawn at or prior to the Consent Revocation Deadline. Although the supplemental indentures implementing the Proposed Amendments are effective, holders of the Qorvo Notes that validly tendered and did not validly withdraw their Qorvo Notes at or prior to the Consent Revocation Deadline have the ability to withdraw such Qorvo Notes and may or may not choose to retender them at or prior to the applicable expiration date of the Exchange Offers and Consent Solicitations, without affecting the validity of previously delivered consents. Therefore, there can be no assurance as to the amount of Qorvo Notes that will not be tendered and accepted for exchange in the Exchange Offers, and that will therefore ultimately remain outstanding if the Mergers are consummated.

The offering
The following summary contains basic information about the notes. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement titled “Description of the notes” and the section of the accompanying prospectus titled “Description of Debt Securities.”
Issuer
Skyworks Solutions, Inc.
Notes offered
$      aggregate principal amount of    % Senior Notes due 20   (the “20   notes”).
$      aggregate principal amount of    % Senior Notes due 20   (the “20   notes”).
$      aggregate principal amount of    % Senior Notes due 20   (the “20   notes”).
Maturity date
The 20   notes will mature on        , 20   .
The 20   notes will mature on        , 20   .
The 20   notes will mature on        , 20   .
Interest rate
The 20   notes will bear interest from and including        , 2026 at the rate of    % per annum.
The 20   notes will bear interest from and including        , 2026 at the rate of    % per annum.
The 20   notes will bear interest from and including        , 2026 at the rate of    % per annum.
Interest payment dates
Interest on the notes will be payable semi-annually in arrears on each of        and        of each year, beginning         , 2027.
Priority
The notes will be our senior unsecured obligations. They will be equal in right of payment with all of our senior unsecured and unsubordinated indebtedness, including our existing senior notes, but effectively junior to any senior secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all obligations of our subsidiaries (including, if the Mergers are consummated, any Qorvo Notes that are not tendered and accepted for exchange in the Exchange Offers).
The indenture that will govern the notes will not restrict our ability or the ability of our subsidiaries to incur other secured or unsecured indebtedness, provided that, subject to significant exceptions, we may not incur certain liens unless the notes and other debt securities that may be issued under the indenture are secured equally and ratably with or prior to that other secured indebtedness.
Special mandatory redemption of the 20   notes and 20
notes
Upon the occurrence of a Special Mandatory Redemption Trigger, we will be required to redeem the 20   notes and the 20   notes then outstanding on the date of the special mandatory redemption at 101% of the aggregate principal amount of such 20   notes and 20   notes, plus accrued and unpaid interest, if any, to, but not including, the date of the special mandatory redemption. The date of the special mandatory redemption will be no earlier than five days and no later than thirty days (subject to the applicable procedures of The Depository Trust Company (“DTC”)) following the date of a notice of special mandatory redemption, which will be transmitted no later than ten business days after the date on which a Special Mandatory Redemption Trigger occurred. See “Description of the notes — Special mandatory redemption of the 20    notes and the 20   notes” in this prospectus supplement.
The 20   notes will not be subject to any special mandatory redemption if the Mergers are not completed. See “Risk factors —  Risks relating to the notes — If the Mergers do not close, the 20   notes will not be subject to any special mandatory redemption.”
Optional redemption
Prior to (i)        , 20   (the maturity date of the 20   notes) in the case of the 20   notes, and (ii) the applicable Par Call Date (as defined below) in the case of the 20   notes and the 20   notes, we may redeem the notes of a series at our option, in each case, at any time and from time to time, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 20   notes and the 20   notes, as applicable, matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the notes”) plus      basis points (in the case of the 20   notes),      basis points (in the case of the 20   notes) or      basis points (in the case of the 20   notes), in each case less (b) interest accrued to, but not including, the date of redemption, and

(2)
100% of the principal amount of the applicable series of notes to be redeemed, plus,

in each case, accrued and unpaid interest thereon to, but not including, the redemption date.
In addition, at any time and from time to time, on or after the applicable Par Call Date, we may redeem the 20   notes and the 20   notes at our option, either in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed on the redemption date, plus accrued and unpaid interest on such notes to, but not including, the redemption date.
For purposes hereof, “Par Call Date” in respect of the 20   notes and the 20   notes shall mean the date set forth under the heading “Par call date” below across from the title of such series of notes.
Series of notes	Par call date
20 notes	( months prior to the maturity date of such notes)
20 notes	( months prior to the maturity date of such notes)

See “Description of the notes — Optional redemption” in this prospectus supplement.
Change of control repurchase event
If we experience a change of control repurchase event (as defined under “Description of the notes — Purchase of notes upon a change of control repurchase event”) with respect to a series of notes, we will be required to make an offer to repurchase the notes of such series at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. See “Description of the notes — Purchase of notes upon a change of control repurchase event” in this prospectus supplement.
Certain covenants
The indenture will contain certain covenants that limit, among other things, our ability and the ability of our subsidiaries to:
•
incur liens on certain properties to secure debt;

•
engage in sale-leaseback transactions; and

•
merge or consolidate with another entity or sell, lease or transfer all or substantially all of our and our subsidiaries’ properties or assets (taken as a whole) to another entity.

These covenants will be subject to a number of important exceptions and limitations, which are described in the section titled “Description of the notes — Certain covenants.”
Sinking fund
None.
Use of proceeds
We estimate that the net proceeds to us from the sale of the notes will be approximately $      , after deducting the underwriting discount and other expenses of the offering payable by us. We currently intend to use the net proceeds we receive from the sale of the notes, together with our existing cash and cash equivalents, to finance the cash consideration of approximately $3.00 billion for the Mergers. In the event the consummation of the Mergers does not occur, we intend to use the net proceeds from the 20   notes for general corporate purposes. See “Use of proceeds.”
Denominations
The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
Form of notes
We will issue the notes in the form of one or more fully registered global notes registered in the name of DTC or its nominee. See “Description of the notes — Book-entry; delivery and form; global notes.”
Trustee
U.S. Bank Trust Company, National Association.
Governing law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Risk factors
An investment in the notes involves risks. Please refer to the risk factors in this prospectus supplement and in the accompanying prospectus and the risk factors included in our Annual Report on Form 10-K for the fiscal year ended October 3, 2025.

RISK FACTORS
An investment in the notes involves risk. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider the following risk factors, as well as the risk factors incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended October 3, 2025, as amended, and our Quarterly Reports on Form 10-Q for the quarterly periods ended January 2, 2026, April 3, 2026 and July 3, 2026, under the heading “Risk factors” and other filings we may make from time to time with the SEC. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference into this prospectus supplement. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
Risks relating to the notes
The notes will be unsecured and be effectively subordinated to any future secured creditors, to the extent of the value of the collateral securing their claims, and the creditors of our subsidiaries; if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.
The notes will be unsecured obligations of Skyworks, equal in right of payment with other senior unsecured debt of Skyworks, including Skyworks’ existing senior notes, but effectively junior to any senior secured debt of Skyworks, to the extent of the value of the collateral securing such debt, and structurally subordinated to the debt and other liabilities of our subsidiaries, including, if the Mergers are consummated, any Qorvo Notes that are not tendered and accepted for exchange in the Exchange Offers. The indenture governing the notes will not limit the amount of debt securities or any other debt (whether secured or unsecured or whether senior or subordinated) which we or our subsidiaries may incur, and our ability to incur liens securing debt is subject to significant exceptions. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. Further, you will not have any claim as a creditor against our subsidiaries, and all indebtedness and other liabilities, including trade payables and preferred stock, whether secured or unsecured, of those subsidiaries will be structurally senior to the notes.
If Skyworks incurs any additional obligations that are equal in right of payment with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon the insolvency, liquidation, reorganization, dissolution or other winding up of Skyworks. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.
The indenture will not limit the amount of debt we or our subsidiaries may incur or restrict our ability to engage in other transactions that may adversely affect holders of the notes.
The indenture under which the notes will be issued will not limit the amount of any additional debt that we or our subsidiaries may incur. Additionally, the indenture will not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In connection with the financing of the Mergers, we entered into a debt commitment letter (the “Bridge Commitment Letter”) with Goldman Sachs Bank USA (“GS Bank” and, together with other financial institutions that became party to the Bridge Commitment Letter, the “Commitment Parties”) pursuant to which, among other things, the Commitment Parties committed to provide to us, subject to the satisfaction of customary closing conditions, up to $1.50 billion of senior unsecured bridge term loans (the “Bridge Facility”) in order to finance the Mergers, which commitments will be reduced to the extent of any net proceeds of this offering. In addition, the indenture will not limit our ability to pay dividends, make distributions, repurchase shares of our common stock or undertake many other transactions that could adversely affect you.

The notes will not be guaranteed by, or otherwise the obligations of, our subsidiaries.
The notes will be obligations of Skyworks and will not be guaranteed by any of our subsidiaries. Our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or unfavorable to us. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time and we may not be able to refinance any of our indebtedness or incur new indebtedness on commercially reasonable terms to us or at all.
We may be unable to repurchase the notes if we experience a change of control and a related downgrade in the credit rating of the notes.
Under certain circumstances, we will be required, under the terms of the notes, to offer to purchase all of the outstanding notes of a series at 101% of their principal amount if we experience a change of control and a related downgrade in the credit rating of such series of notes. Our failure to repay holders tendering notes upon a change of control and related downgrade will result in an event of default under such series of notes. If a change of control and a related downgrade were to occur, we cannot assure you that we would have sufficient funds to purchase the applicable notes, or any other securities that we may be required to offer to purchase, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. We may require additional financing from third parties to fund any such purchases, but we cannot assure you that we would be able to obtain such financing on terms that are commercially reasonable to us or at all.
The change of control provision may not protect you in the event we complete a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control repurchase event. Such a transaction may not involve a change of the magnitude required under the definition of change of control or may not result in a ratings downgrade to trigger our obligation to repurchase the applicable notes. Except as described under “Description of the notes — Purchase of notes upon a change of control repurchase event,” the notes do not contain provisions that permit the holders of the notes to require us to repurchase or redeem such notes in the event of a takeover, recapitalization or similar transaction.
You may not be able to sell your notes if a public market for the notes does not develop and the market prices of the notes may be volatile.
The notes are new issues of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or to include the notes in any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Accordingly, there can be no assurance that a trading market for the notes will develop or be maintained. If the notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes at their fair market value or at all.
Future trading prices of the notes will depend on many factors, including but not limited to prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities.
The terms of the indenture and the notes will provide only limited protection against significant events that could adversely impact your investment in the notes.
As described under “Description of the notes — Purchase of notes upon a change of control repurchase event,” upon the occurrence of a change of control repurchase event with respect to a series of notes, holders are entitled to require us to repurchase their notes of such series. However, the definition of the term “change of control repurchase event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively impact the value of the notes. As such, if we were to enter into a significant corporate transaction that would negatively impact the value of the notes, but which would not constitute a change of control repurchase event, you would not have any rights to require us to repurchase the notes prior to their maturity.
Furthermore, the indenture for the notes will not:
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require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

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limit our ability to incur indebtedness or other obligations that are equal in right of payment to the notes or prohibit us from incurring secured debt to which the notes would be effectively subordinated and that could affect our credit ratings;

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restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore are effectively senior to the notes with respect to the assets of our subsidiaries;

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restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

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restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities effectively junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Redemption may adversely affect your return on the notes.
We may redeem all or a portion of the notes at any time prior to maturity. See “Description of the notes — Optional redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.
Changes in our credit ratings may adversely affect your investment in the notes and may not reflect all risks of an investment in the notes.
The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. Other rating agencies with whom we have not engaged may publish their own ratings of us. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgments, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the notes and increase our borrowing costs.
In the event of a special mandatory redemption, holders of the 20   notes or the 20   notes may not obtain their expected return on such notes.
If we redeem the 20   notes and 20   notes pursuant to the special mandatory redemption provisions, holders of those notes may not obtain their expected return on the notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provisions of the 20   notes and the 20   notes, the trading prices of those notes may not reflect the financial results of our business or macroeconomic factors. Holders of the 20   notes and the 20   notes will have no rights under the special mandatory redemption provisions as long as the Mergers close, nor will they have any rights to require us to repurchase their 20   notes or 20   notes if, between the closing of this offering and the closing of the Mergers, we or Qorvo experience any changes (including any material changes) in our or Qorvo’s business or financial condition, or if the terms of the Merger Agreement change, including in material respects.
We may be unable to redeem any or all of the 20   notes or the 20   notes in the event of the special mandatory redemption.
The closing of this offering is not conditioned upon, and is expected to be consummated before, the consummation of the Mergers, which Skyworks is increasingly hopeful will occur within the calendar year. The Mergers may not be consummated within the time frame specified under “Description of the notes — Special mandatory redemption of the 20  notes and the 20  notes” or at all. If a Special Mandatory Redemption Trigger has occurred, we must redeem all of the 20   notes and the 20   notes at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest to, but excluding the date of the special mandatory redemption. We are not obligated to place the net proceeds from the sales of the 20   notes or the 20   notes in escrow prior to the consummation of the Mergers or to provide a security interest in those proceeds, and the indenture governing the notes will not impose restrictions on our use of these proceeds during that time. Accordingly, we may need to fund the special mandatory redemption using proceeds that we have voluntarily retained and from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase any or all of the 20   notes or the 20   notes, which would constitute an event of default under the indenture, which could result in defaults under certain of our other existing or future debt agreements and have material adverse consequences for us and the holders of the notes.
If the Mergers do not close, the 20  notes will not be subject to any special mandatory redemption.
If the Mergers are not completed, the 20  notes will not be subject to any special mandatory redemption and will remain outstanding. Any failure to close the Mergers, as well as any resulting adverse effects on our business and financial results, could have a material adverse impact on the trading market for, or trading value of, the 20  notes.

Risks Related to the Mergers
The consummation of the Mergers is contingent upon the satisfaction of a number of conditions that may be outside of Qorvo or Skyworks’ control and that Qorvo and Skyworks may be unable to satisfy, or that may delay the consummation of the Mergers or result in the imposition of conditions that could reduce the anticipated benefits from the Mergers or cause the parties to abandon the Mergers.
The consummation of the Mergers is subject to certain closing conditions, some of which are beyond Qorvo or Skyworks’ control including, among others, (1) the adoption of the Merger Agreement by Qorvo’s stockholders and the approval of the issuance of common stock as merger consideration by the Company’s stockholders as required under Nasdaq listing rules, which were adopted and approved, respectively, on February 11, 2026, (2) the expiration or early termination of the applicable waiting period under the HSR Act, and the approval of the Mergers under certain other antitrust and foreign investment regimes, (3) the absence of any order, injunction or law prohibiting the Mergers in such jurisdictions, (4) the effectiveness of the registration statement pursuant to which shares of the Company’s common stock to be issued as merger consideration will be registered with the SEC, (5) the accuracy of each party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (6) compliance in all material respects by each party with its obligations under the Merger Agreement, and (7) the absence of a continuing material adverse effect with respect to each party.
While each of Skyworks and Qorvo have agreed in the Merger Agreement to use reasonable best efforts to satisfy the closing conditions, Skyworks and Qorvo, as applicable, may not be successful in their efforts to do so. We are increasingly hopeful that we could close the Mergers in late 2026. However, there is no assurance we will consummate the Mergers by such time. Furthermore, the failure to satisfy all of the required conditions under the Merger Agreement could delay the consummation of the Mergers for a significant period of time or prevent consummation from occurring at all. Any delay in consummating the Mergers could cause Skyworks and Qorvo not to realize some or all of the benefits, or realize them on a different timeline than expected, that Skyworks or Qorvo, as applicable, expects to achieve if the Mergers are successfully consummated within the expected timeframe. There can be no assurance that the conditions in the Merger Agreement will be satisfied or (to the extent permitted) waived or that the Mergers will be consummated.
In addition, each of Skyworks and Qorvo may terminate the Merger Agreement under certain specified circumstances, including, but not limited to, (a) if the Mergers are not consummated by 11:59 p.m., Pacific Time on April 27, 2027 (as such date may be extended, the “Outside Date”), which date may be extended to 11:59 p.m., Pacific Time on July 27, 2027 and to 11:59 p.m., Pacific Time on October 27, 2027, in each case under certain circumstances, (b) if any specified governmental authority has issued a final non-appealable order or injunction prohibiting the Mergers, (c) if either Qorvo or Skyworks, as applicable, fails to obtain the requisite approval of its stockholders, (d) in order to accept a superior proposal or (e) if Qorvo or Skyworks, as applicable, materially breaches its covenants or its representations and warranties in the Merger Agreement such that the applicable conditions to the closing of the Mergers would not be satisfied, subject in certain cases to the right of the breaching party to cure the breach. Qorvo and Skyworks may also terminate the Merger Agreement by mutual written consent.
Upon termination of the Merger Agreement, each of Qorvo and Skyworks under specified circumstances, including termination by such party to accept a superior proposal or termination by the other party upon a change in such party’s board of directors’ recommendation to its stockholders, will be required to pay the other party a termination fee of $298,692,098. Additionally, Skyworks, under specified circumstances, including termination following the entry of an injunction issued in connection with certain antitrust laws or investment screening laws, or the failure to receive certain required regulatory approvals from specified governmental authorities by the Outside Date, will be required to pay Qorvo a termination fee of $100 million.
As a condition to granting the required clearance under the HSR Act, the Federal Trade Commission or the governmental bodies responsible for the enforcement of certain other antitrust and foreign direct investment regimes may impose limitations or costs, require divestitures or place restrictions on the conduct of the combined company after the closing of the Mergers; provided, however, that Skyworks and its subsidiaries will not be required to: (a) sell, assign, transfer, divest, restructure, hold separate or otherwise dispose of any assets, business or portion of business of Qorvo or Skyworks, other than the sale, assignment, transfer, divestiture, restructuring, holding separate or other disposal of any product line or product lines that, individually or in the aggregate, represent less than $100 million in annual revenue; or (b) take, or cause to be taken, the imposition of any restriction, requirement or behavioral or commercial limitation on the operation of the business or portion of the business of Qorvo, Skyworks or the combined company or any other action, that, in the case of this clause (b) only, individually or in the aggregate, would be material to the combined company.
Similarly, delays in the consummation of the Mergers could, among other things, result in additional transaction costs, loss of revenue, or other negative effects associated with uncertainty about consummation of the Mergers.
The Mergers are subject to the receipt of the requisite regulatory approvals, which requisite regulatory approvals may never be obtained, therefore preventing consummation of the Mergers. In addition, in granting such approvals, regulatory authorities may impose conditions that could have a significant adverse effect on Skyworks, Qorvo or the combined company and the expected benefits of the Mergers therefore preventing consummation of the Mergers.
Before the Mergers may be consummated, the requisite regulatory approvals must have been obtained. The terms and conditions of the approvals that are granted may impose requirements, concessions, limitations or costs, or place restrictions on the conduct of the combined company’s business. Upon the terms and subject to conditions of the Merger Agreement, each party to the Merger Agreement has agreed to use its reasonable best efforts to make or cause to be made, in cooperation with the other parties thereto and to the extent applicable: (a) as soon as reasonably practicable after October 27, 2025 (but in any event within twenty-five (25) business days after October 27, 2025) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Mergers, which was made on December 4, 2025; and (b) as promptly as practicable after October 27, 2025 all other necessary filings, forms, declarations, notifications, registrations and notices with other governmental bodies under other applicable antitrust laws and investment screening laws relating to the Mergers. For purposes of the foregoing, “reasonable best efforts” includes, among others, (a) contesting and resisting (including through litigation on the merits until a final non-appealable decision) any legal proceeding, and to avoid the entry of and, if necessary, have vacated, lifted, reversed or overturned any law or order, writ, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any governmental body having competent jurisdiction over Qorvo or Skyworks (each, a “Restraint”) that restricts, prevents or prohibits the consummation of the Mergers and related transactions under any antitrust law or investment screening law; and (b) if doing so would enable the parties to avoid, resolve or lift a Restraint or legal proceeding, imposing any restriction, requirement or behavioral or commercial limitation on the operation of the business or portion of the business of, (i) terminating existing relationships, contractual rights or obligations, ventures or other arrangements of, (ii) creating any relationship, contractual rights or obligations of, or (iii) selling, assigning, transferring, divesting, restructuring, holding separate or otherwise disposing of any assets, business or portion of business of, in each case, the combined company, Qorvo, Skyworks or any of their respective subsidiaries, subject to certain limitations. Notwithstanding the foregoing, Skyworks will not be required to: (A) sell, assign, transfer, divest, restructure, hold separate or otherwise dispose of any assets, business or portion of business of Qorvo, Skyworks or any of their respective subsidiaries, other than the sale, assignment, transfer, divestiture, restructuring, holding separate or other disposal of any product line or product lines that, individually or in the aggregate, represent less than $100 million in annual revenue; or (B) take, or cause to be taken, the imposition of any restriction, requirement or behavioral or commercial limitation on the operation of the business or portion of the business of Qorvo, Skyworks or any of their respective subsidiaries or any other action, that, individually or in the aggregate, would be material to the combined company; and provided further that any obligation to commit to or implement any regulatory remedy is subject to such regulatory remedy being conditioned on the consummation of the Mergers.
If such regulatory and governmental authorities seek to impose such terms, conditions, obligations or restrictions, lengthy negotiations may ensue among such authorities, Skyworks and Qorvo. Such terms, conditions, obligations or restrictions and the process of obtaining regulatory approvals could have the effect of jeopardizing or delaying consummation of the Mergers and such terms, conditions, obligations or restrictions may not be identified or satisfied for an extended period of time. Such terms, conditions, obligations or restrictions may also impose additional costs or limitations on the combined company following the consummation of the Mergers. Neither Skyworks nor Qorvo can provide assurance that any such terms, conditions, obligations or restrictions and each party’s respective best efforts to comply with any such terms, conditions, obligations or restrictions will not result in the delay or abandonment of the Mergers. These requirements, concessions, and conditions may also reduce the anticipated benefits of the Mergers, including synergies, which could also have a significant adverse effect on the combined company’s business and cash flows and results of operations, and neither Skyworks nor Qorvo can predict what, if any, requirements, concessions, and conditions may be required by regulatory or governmental authorities whose approvals are required. The requisite regulatory approvals may not be obtained at all, may not be obtained in a timely fashion, and may contain conditions on the consummation of the Mergers.
Each party is subject to business uncertainties and contractual restrictions while the Mergers are pending, which could adversely affect each party’s business and operations.
In connection with the pendency of the Mergers, some customers, suppliers and other persons with whom Skyworks or Qorvo may delay or defer certain business decisions or terminate, change or renegotiate their relationships with Skyworks or Qorvo, as the case may be, as a result of the Mergers, which could negatively affect Skyworks’ or Qorvo’s respective revenues, earnings and cash flows, regardless of whether the Mergers are consummated.
Under the terms of the Merger Agreement, each of Skyworks and Qorvo is subject to certain restrictions on the conduct of its business prior to consummating the Mergers that may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness, incur capital expenditures, settle litigation, amend organizational documents, declare dividends, enter new business lines and invest in third parties. Such limitations could adversely affect each of Qorvo and Skyworks’ businesses and operations prior to the consummation of the Mergers.
Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the consummation of the Mergers.
The announcement and pendency of the Mergers could divert the attention of management and cause disruptions in the businesses of Skyworks and Qorvo, as applicable, which could have an adverse effect on the business and financial results of both Skyworks and Qorvo.
Management of both Skyworks and Qorvo may be required to divert a disproportionate amount of attention away from their respective day-to-day activities and operations, and devote time and effort to consummating the Mergers. The risks, and adverse effects, of such disruptions and diversions could be exacerbated by a delay in the consummation of the Mergers. These factors could adversely affect the financial position or results of operations of Skyworks and Qorvo, regardless of whether the Mergers are consummated.
Skyworks and Qorvo will incur direct and indirect costs as a result of the Mergers.
Skyworks and Qorvo will incur substantial expenses in connection with and as a result of consummating the Mergers, including advisory, legal and other transaction costs, and, following the consummation of the Mergers, Skyworks expects to incur additional expenses in connection with combining the companies. Significant costs have already been incurred or will be incurred regardless of whether the Mergers are ultimately consummated. Factors beyond Skyworks’ and Qorvo’s control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately. Management of Skyworks and Qorvo continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Mergers. Although Skyworks and Qorvo expect that the realization of benefits related to the Mergers will offset such costs and expenses over time, no assurances can be made that this net benefit will be achieved in the near term, or at all. In addition, each of the parties may be required to pay a termination fee, or other costs and expenses, if the Mergers and related transactions are not consummated.

Skyworks and Qorvo may be targets of securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Mergers from being consummated, whether or not such lawsuits have any merit.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against or otherwise resolving these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Skyworks’ and Qorvo’s respective liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Mergers, then that injunction may delay or prevent the Mergers from being consummated, or from being consummated within the expected timeframe, which may adversely affect Skyworks’ and Qorvo’s respective business, financial position and results of operation.
Skyworks expects to obtain financing in connection with the Mergers but cannot guarantee that it will be able to obtain such financing on favorable terms or at all.
Skyworks anticipates that the funds needed to consummate the Mergers and related transactions will be derived from a combination of (a) available cash on hand and (b) third-party debt financing. Skyworks’ ability to obtain any such new debt financing will depend on, among other factors, its financial condition and performance, as well as prevailing market conditions, the terms of such financing, and other factors beyond Skyworks’ control. Skyworks cannot assure you that it will be able to obtain new debt financing on terms acceptable to it or at all, and any such failure could materially adversely affect its operations and financial condition. Skyworks’ obligation to consummate the Mergers is not conditioned upon the receipt of any financing by Skyworks.
Risks Related to Qorvo’s Business and Industry
Qorvo’s operating results fluctuate on a quarterly and annual basis.
Qorvo’s revenue, earnings, margins and other operating results have fluctuated significantly in the past and may fluctuate significantly in the future. Historically, worldwide semiconductor industry sales have tracked the impacts of financial crises, subsequent recoveries and persistent economic uncertainty. Global economic slowdowns could potentially result in certain economies dipping into economic recessions, including the United States. If demand for Qorvo’s products fluctuates as a result of economic conditions or for other reasons, Qorvo’s revenue and profitability could be impacted. Qorvo’s future operating results will depend on many factors, including the following:
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business and macroeconomic changes, including trade restrictions and tariffs, foreign governments subsidizing local suppliers, recession or slowing growth in the semiconductor industry and the overall global economy;

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political and/or civil unrest, acts of war or other military actions, including any resulting sanctions or other restrictive actions;

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inflationary pressures, which vary across jurisdictions in which Qorvo does business, resulting in increased costs or reduced demand for its products due to increased prices of those products;

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changes in consumer confidence caused by many factors, including changes in interest rates, credit markets, unemployment levels, energy or other commodity prices as well as changes in existing and expected rates of inflation;

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fluctuations in demand for Qorvo’s customers’ products;

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Qorvo’s ability to forecast its customers’ demand for its products accurately;

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the ability of third-party foundries and other third-party suppliers to manufacture, assemble and test Qorvo’s products and otherwise deliver on their commitments to us in a timely and cost-effective manner;

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ability of Qorvo’s customers and distributors to manage the inventory that they hold and to accurately forecast their demand for its products;

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delays in the widespread deployment and commercialization of new technologies;

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Qorvo’s ability to achieve cost savings and improve yields and margins on its new and existing products;

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Qorvo’s ability to successfully integrate into its business and realize the expected benefits of acquisitions and strategic investments;

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Qorvo’s ability to disaggregate and divest elements of its business and realize the expected benefits of doing so; and

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Qorvo’s ability to align production capacity to customer demand, which may lead to underutilization of its capacity in periods of lower demand or the lack of capacity in periods of excess demand.

Qorvo’s operating results have been, and its future operating results could be adversely affected by one or more of the factors set forth above or other similar factors.
Qorvo’s operating results are substantially dependent on developing new products and achieving design wins while its customers’ requirements can change rapidly and product life cycles can be short.
Qorvo’s largest markets are characterized by the frequent introduction of new products in response to evolving product requirements. Qorvo’s largest customers typically refresh some or all of their product portfolios by releasing new models each year. In some cases, product designs Qorvo pursues represent either opportunities to substantially increase its revenue by winning a new design or a risk of a substantial decrease in revenue by losing a product on which Qorvo is the incumbent.
Qorvo’s success depends on its ability to develop and introduce new products in a timely and cost-effective manner and secure production orders from its customers. The development of new products is a highly complex process, and Qorvo has experienced delays in completing the development and introduction of new products at times. Qorvo’s successful product development depends on a number of factors, including the following:
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Qorvo’s ability to predict market requirements and define and design new products that address those requirements;

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Qorvo’s ability to design products that meet its customers’ cost, size, quality and performance requirements;

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Qorvo’s ability to introduce new products that are competitive and can be manufactured at lower costs or that command higher prices based on superior performance;

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acceptance of Qorvo’s new product designs;

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the availability of qualified product design engineers;

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Qorvo’s timely completion of product designs and ramp up of new products according to its customers’ needs with acceptable manufacturing yields; and

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market acceptance of Qorvo’s customers’ products and the duration of the life cycle of such products.

Qorvo may not be able to design and introduce new products in a timely or cost-efficient manner, and its new products may fail to meet market or customer requirements. Most major product design opportunities that Qorvo pursues involve multiple competitors, and Qorvo could lose a new product design opportunity to a competitor that offers a lower cost or equal or superior performance. If Qorvo is unsuccessful in achieving design wins, its revenue and operating results will be adversely affected. Even when a design win is achieved, Qorvo’s success is not assured. Design wins may require significant expenditures by Qorvo before realizing revenue six to nine months or more later. Many customers seek a second source for all major components in their devices, which can significantly reduce the revenue obtained from a design win. In many cases, the average selling prices of Qorvo’s products decline over the products’ lives, and it must achieve yield improvements, cost reductions and other productivity enhancements in order to maintain profitability. The actual value of a design win to Qorvo will ultimately depend on the commercial success of its customers’ products.

Qorvo depends on several large customers for a substantial portion of its revenue and the loss of a large customer or loss of share at one or more of these customers could have a material adverse effect on Qorvo’s business, financial condition and results of operations.
A substantial portion of Qorvo’s revenue comes from several large customers. Qorvo’s future operating results will be affected by both the success of its largest customers and its success in diversifying Qorvo’s products and customer base. Collectively, Qorvo’s two largest end customers accounted for an aggregate of approximately 59%, 57% and 58% of its revenue for fiscal years 2026, 2025 and 2024, respectively. If demand for their products increases, they may increase the purchases of Qorvo’s products and its results may be favorably impacted, while if demand for their products decreases, they may reduce their purchases or stop purchasing Qorvo’s products and its operating results will suffer. Even if Qorvo achieves a design win, Qorvo’s customers can delay or cancel the release of a new device for any reason. Most of Qorvo’s customers can cease incorporating Qorvo’s products into their devices with little notice to it and with little or no penalty. The loss of a large customer or loss of share at a large customer, failure to add new customers to replace lost revenue, a shift in consumer demand to refurbished or secondhand devices, or a decline in consumers’ rates of replacement of smartphones or other devices, could have a material adverse effect on Qorvo’s business, financial condition and results of operations.
Qorvo faces risks of a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed or if defense spending is reduced.
Qorvo receives a portion of its revenue from the U.S. government and from prime contractors on U.S. government-sponsored programs, principally for defense and aerospace applications. These programs are subject to delays or cancellation. Further, spending on defense and aerospace programs can vary significantly depending on funding from the U.S. government. Qorvo believes its government and defense and aerospace business has been negatively affected in the past by external factors such as sequestration and political pressure to reduce federal defense spending. Reductions in defense and aerospace funding or the loss of a significant defense and aerospace program or contract could have a material adverse effect on Qorvo’s operating results.
Qorvo depends heavily on third parties.
Qorvo purchases numerous component parts, substrates and silicon-based products from external suppliers. Qorvo also utilizes third parties for numerous services, including die processing, wafer bumping, assembly, test and tape and reel. Qorvo’s recent efforts to consolidate its manufacturing footprint, including the divestitures of assembly and test operations in both China and Costa Rica, as well as the sale of Qorvo’s North Carolina fabrication facility, have increased its reliance on third parties.
The use of external suppliers involves a number of risks, including the possibility of material disruptions in the supply of key components and the lack of control over delivery schedules, capacity constraints, manufacturing yields, product quality and cost increases. Furthermore, supply chain disruptions and labor market constraints have created heightened risk that external suppliers may be unable to meet their obligations to Qorvo. If Qorvo experiences any significant difficulty in obtaining the materials or services used in the conduct of Qorvo’s business, these supply challenges may result in loss of share at its customers or limit its ability to fully satisfy customer demand.
As the semiconductor industry may experience supply constraints for certain items, from time to time, Qorvo enters into certain supply agreements to address short-term and long-term supply requirements. However, Qorvo may not be able to secure supply agreements to support customer demand. If Qorvo is unable to secure supply agreements or even with supply agreements, it is still subject to risks that a supplier will prioritize other customers’ capacity demands or be unable to meet its supply commitments, achieve anticipated manufacturing yields, produce wafers or other components on a timely basis, or provide additional capacity beyond its commitments sufficient to meet Qorvo’s supply needs. If so, Qorvo may experience delays in product launches or supply shortages for certain products, which could cause an unanticipated decline in Qorvo’s sales and damage its existing customer relationships and its ability to establish new customer relationships. In addition, if a supplier experiences financial difficulties or goes into bankruptcy, it could be difficult or impossible, or may require substantial time and expense, for Qorvo to recover any or all of its fees and deposits made as part of any supply agreement.

Although Qorvo’s key suppliers commit to it to be compliant with applicable ISO 9001 and/or IATF 16949 quality standards, Qorvo has experienced quality and reliability issues with suppliers in the past. Quality or reliability issues in Qorvo’s supply chain could negatively affect its products, reputation and results of operations.
Qorvo faces risks related to sales through distributors.
Qorvo sells a significant portion of its products through third-party distributors. Qorvo depends on these distributors to help it create end customer demand, provide technical support and other value-added services to customers, fill customer orders and stock Qorvo’s products. Qorvo may rely on one or more key distributors for a product, and a material change in its relationship with one or more of these distributors or their failure to perform as expected could reduce Qorvo’s revenue. Qorvo’s ability to add or replace distributors for some of its products may be limited because its end customers may be hesitant to accept the addition or replacement of a distributor due to advantages in the incumbent distributors’ technical support and favorable business terms related to payments, discounts and stocking of acceptable inventory levels. Using third parties for distribution exposes Qorvo to many risks, including competitive pressure, concentration, credit risk and compliance risks. Other third parties may use one of Qorvo’s distributors to sell products that compete with its products, and Qorvo may need to incentivize the distributors to focus on the sale of Qorvo’s products. Qorvo’s distributors may face financial difficulties, including bankruptcy, which could harm its collection of accounts receivable and financial results. Violations of the Foreign Corrupt Practices Act of 1977, as amended, or similar laws by Qorvo’s distributors or other third-party intermediaries could have a material impact on Qorvo’s business. Failure to manage risks related to Qorvo’s use of distributors may reduce sales, increase expenses and weaken Qorvo’s competitive position.
Qorvo faces risks associated with the operation of Qorvo’s manufacturing facilities.
Qorvo operates wafer fabrication facilities in Oregon and Texas. Qorvo uses several international and domestic assembly suppliers, as well as internal assembly facilities in Germany and the United States, to assemble and test Qorvo’s products. Qorvo currently has its own test and tape and reel facilities located in the United States, and Qorvo also utilizes contract suppliers and partners in Asia. During fiscal 2026, Qorvo completed the sale of its North Carolina fabrication facility and is operating under a short-term supply agreement with the buyer until Qorvo completes the transfer of SAW filter production to its Texas facility.
A number of factors related to Qorvo’s facilities will affect Qorvo’s business and financial results, including the following:
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Qorvo’s ability to adjust production capacity in a timely fashion, including the migration of production amongst its various factories, in response to changes in demand for its products;

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the significant fixed costs of operating the facilities;

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factory utilization rates;

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Qorvo’s ability to qualify its facilities for new products and new technologies in a timely manner;

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the availability of raw materials, the impact of the volatility of commodity pricing and tariffs imposed on raw materials, including substrates, gold, platinum and high-purity source materials such as gallium, aluminum, arsenic, indium, silicon, phosphorous and palladium;

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Qorvo’s manufacturing cycle times;

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Qorvo’s manufacturing yields;

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the political, regulatory and economic risks associated with Qorvo’s international manufacturing operations;

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potential violations by Qorvo’s employees or third-party agents of international or U.S. laws relevant to foreign operations;

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Qorvo’s ability to hire, train and manage qualified production personnel;

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Qorvo’s compliance with applicable environmental and other laws and regulations, as well as its ability to satisfy its customers’ environmental initiatives for their supply chains; and

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Qorvo’s ability to avoid prolonged periods of down-time in its facilities for any reason.

Business disruptions could harm Qorvo’s business, lead to a decline in revenue and increase Qorvo’s costs.
Qorvo’s worldwide operations and business could be, and in some cases have been, disrupted by natural disasters, industrial accidents, cybersecurity incidents, telecommunications failures, power or water shortages, extreme weather conditions, public health issues (including pandemics), terrorist attacks, political and/or civil unrest, acts of war or other military actions, political or regulatory issues and other man-made disasters or catastrophic events. Global climate change could result in certain natural disasters, such as drought, wildfires, storms and flooding, occurring more frequently or with greater intensity. Qorvo carries commercial property damage and business interruption insurance against various risks, with limits it deems adequate, for reimbursement for damage to Qorvo’s fixed assets and resulting disruption of Qorvo’s operations. However, the occurrence of any of these business disruptions could harm Qorvo’s business and result in significant losses, a decline in revenue and an increase in Qorvo’s costs and expenses. Any disruptions from these events could require substantial expenditures and recovery time to fully resume operations and could also have a material adverse effect on Qorvo’s operations and financial results to the extent that losses are uninsured or exceed insurance recoveries, and to the extent that such disruptions adversely impact Qorvo’s relationships with its customers. Furthermore, even if Qorvo’s own operations are unaffected or recover quickly, if its customers or suppliers cannot timely resume their own operations due to a business disruption, natural disaster or catastrophic event, customers may reduce or cancel their orders and suppliers may delay manufacturing and delivery of Qorvo’s products, which may adversely affect its results of operations.
If Qorvo experiences poor manufacturing yields, Qorvo’s operating results may suffer.
Qorvo’s products have unique designs and are fabricated using multiple process technologies that are highly complex. In many cases, Qorvo’s products are assembled in customized packages. Many of Qorvo’s products consist of multiple components in a single module and feature enhanced levels of integration and complexity. Qorvo’s customers insist that its products be designed to meet their exact specifications for quality, performance and reliability. Qorvo’s manufacturing yield is a combination of yields across the entire supply chain, including wafer fabrication, assembly and test yields. Defects in a single component in an assembled module product can impact the yield for the entire module, which means the adverse economic impacts of an individual defect can be multiplied many times over if Qorvo fails to discover the defect before the module is assembled. Due to the complexity of Qorvo’s products, it periodically experiences difficulties in achieving acceptable yields and other quality issues, particularly with respect to new products. Furthermore, as Qorvo’s customers test its products once assembled into their products, Qorvo may be exposed to additional quality issues and costs.
The number of usable products that result from Qorvo’s production process can fluctuate as a result of many factors, including:
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design errors;

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defects in photomasks (which are used to print circuits on a wafer);

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minute impurities and variations in materials used;

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contamination of the manufacturing environment;

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equipment failure or variations in manufacturing processes;

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losses arising from human error; and

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defects in substrates and packaging.

Qorvo constantly seeks to improve its manufacturing yields. Typically, for a given level of sales, when Qorvo’s yields improve its gross margins improve, and when Qorvo’s yields decrease, its unit costs are higher, its margins are lower and its operating results are adversely affected. Costs of product defects and deviations from required specifications can include the following:
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writing off inventory;

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scrapping products that cannot be reworked;

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accepting returns of products that have been shipped;

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providing product replacements at no charge;

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reimbursement of direct and indirect costs incurred by Qorvo’s customers in recalling or reworking their products due to defects in its products;

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travel and personnel costs to investigate potential product quality issues and to identify or confirm the failure mechanism or root cause of product defects; and

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defending against litigation.

These costs could be significant and could impact Qorvo’s results of operations. Qorvo’s reputation with customers also could be damaged as a result of product defects and quality issues, and product demand could be reduced, which could harm Qorvo’s business and financial results.
Qorvo is subject to inventory risks and costs because Qorvo purchases materials and builds its products based on forecasts provided by customers before receiving purchase orders for the products.
In order to ensure availability of Qorvo’s products for some of its largest end customers, Qorvo purchases materials and starts manufacturing certain products in advance of receiving purchase orders based on forecasts provided by these customers. These forecasts, however, do not represent binding purchase commitments and Qorvo does not recognize sales for these products until they are shipped to, or consumed by, the customer. As a result, Qorvo incurs significant inventory and manufacturing costs in advance of anticipated sales. In addition, a divestment of individual manufacturing locations or the transfer of a production line from one internal facility to another internal or third-party facility may lead to supply chain disruptions while qualifying a new manufacturing site. In anticipation of such disruptions, Qorvo may establish buffer inventory to accommodate its customers’ anticipated demand, which may not materialize. Because demand for Qorvo’s products may not materialize, or may be lower than expected, purchasing materials and manufacturing based on forecasts subjects Qorvo to heightened risks of higher inventory carrying costs, increased obsolescence, and higher operating costs. These inventory risks are exacerbated when Qorvo’s customers purchase indirectly through contract manufacturers or hold component inventory levels greater than their consumption rate because this reduces its visibility regarding the customers’ accumulated levels of inventory.
From time to time, Qorvo enters into capacity reservation agreements with certain suppliers which require minimum purchase commitments. If the purchase commitments exceed Qorvo’s forecasted demand, Qorvo may incur charges based on actual or estimated purchase shortfalls. Future circumstances may warrant Qorvo to enter into similar agreements, and to the extent management’s estimates of anticipated future demand are incorrect, Qorvo may incur charges which would have a negative impact on its gross margin and other operating results.
Qorvo sells certain of its products based on reference designs of chipset suppliers, and Qorvo’s inability to effectively manage or maintain its relationships with these companies may have an adverse effect on Qorvo’s business.
Chipset suppliers are typically large companies that provide system reference designs for original equipment manufacturers (“OEMs”) and original design manufacturers (“ODMs”) that include the chipset supplier’s baseband and other complementary products. A chipset supplier may own or control intellectual property (“IP”) that gives it a strong market position for its baseband products for certain air interface standards, which provides it with significant influence and control over sales of radio frequency (“RF”) products for these standards. Chipset suppliers historically relied on Qorvo and its competitors to provide RF products to their customers as part of the overall system design, and Qorvo competed with other RF companies to have its products included in the chipset supplier’s system reference design. This market dynamic has evolved as chipset suppliers have worked to develop more fully integrated solutions that include their own RF technologies and components.
Chipset suppliers may be in a different business from Qorvo’s or Qorvo may be their customer or direct competitor. Accordingly, Qorvo must balance its interest in obtaining new business with competitive and other factors. Because chipset suppliers control the overall system reference design, if they offer competitive RF technologies or their own RF solutions as a part of their reference design and exclude Qorvo’s products from the design, it is at a distinct competitive disadvantage with OEMs and ODMs that are seeking a turn-key design solution, even if Qorvo’s products offer superior performance. This requires Qorvo to work more closely with OEMs and ODMs to secure the design of Qorvo’s products in their handsets and other devices, however, there can be no assurance that Qorvo will be successful in securing the design of its products in OEM and ODM devices.
Qorvo’s relationships with chipset suppliers are complex, and the inability to effectively manage or maintain these relationships could have an adverse effect on Qorvo’s business, financial condition and results of operations.
Qorvo operates in a very competitive industry and must continue to innovate.
Qorvo competes with companies primarily engaged in the business of designing, manufacturing and selling RF solutions, as well as suppliers of discrete integrated circuits (“ICs”) and modules. In addition to Qorvo’s direct competitors, some of Qorvo’s largest end customers and leading platform partners also compete with Qorvo to some extent by designing and manufacturing their own products. Increased competition from any source could adversely affect Qorvo’s operating results through lower prices for its products, reduced demand for its products, losses of existing design slots with key customers and a corresponding reduction in Qorvo’s ability to recover development, engineering and manufacturing costs. For example, due to lower profitability from increased competition, Qorvo’s decision in fiscal 2025 to reduce its exposure in the mass-market Android business to focus on more profitable revenue streams has impacted, and Qorvo expects will continue to impact, its revenue.
Many of Qorvo’s existing and potential competitors have entrenched market positions, historical affiliations with OEMs, considerable internal manufacturing capacity, established IP rights and substantial technological capabilities. In addition, the increasing use of machine learning and artificial intelligence (“AI”) to meet evolving industry requirements comes with inherent risks, including timely adoption and incorporation of these technologies into Qorvo’s business strategy to stay competitive. Qorvo’s competitors or other third parties may incorporate AI into their products more quickly or more successfully than Qorvo, which could impair its ability to compete effectively. The semiconductor industry has experienced increased industry consolidation over the last several years, a trend Qorvo expects to continue. Many of Qorvo’s existing and potential competitors may have greater financial, technical, manufacturing or marketing resources than Qorvo does. Qorvo cannot be sure that it will be able to compete successfully with its competitors.
Fluctuating demand could cause Qorvo to underutilize its manufacturing facilities and have a material adverse effect on Qorvo’s financial performance.
It is difficult to predict future demand for Qorvo’s products and to estimate future requirements for production capacity in order to avoid periods of overcapacity. Fluctuations in the growth rate of industry capacity relative to the growth rate in demand for Qorvo’s products also can lead to overcapacity and contribute to cyclicality in the semiconductor market.
Capacity expansion projects have long lead times and require capital commitments based on forecasted product trends and demand well in advance of production orders from customers. In recent years, Qorvo has made significant capital investments to expand Qorvo’s premium filter capacity to address forecasted future demand patterns. In certain cases, these capacity additions exceeded the near-term demand requirements, leading to overcapacity situations and underutilization of Qorvo’s manufacturing facilities.
As many of Qorvo’s manufacturing costs are fixed, these costs cannot be reduced in proportion to the reduced revenue experienced during periods of underutilization. Global macroeconomic conditions could create weakness in demand, which may result in elevated inventory levels at Qorvo’s customers, underutilization of its manufacturing facilities and higher inventory costs, which adversely affects its gross margin and other operating results. If demand for Qorvo’s products experiences a prolonged decrease, Qorvo may be required to close or idle facilities and write down its long-lived assets or shorten the useful lives of underutilized assets and accelerate depreciation, which would increase its expenses. To the extent management’s estimates of anticipated future demand or production capacity are incorrect, Qorvo’s manufacturing facilities may be underutilized, which could have a material adverse effect on Qorvo’s financial performance.
Unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates may adversely affect Qorvo’s financial condition, liquidity and results of operations.
Qorvo may utilize hedging strategies from time to time to mitigate the impact due to underlying exposures such as interest rates, precious metal prices, utility rates, or currency exchange rates. However, the impact from these underlying exposures cannot always be predicted or hedged, and there can be no assurance that Qorvo’s hedging strategies will be effective in minimizing risk.
Qorvo’s acquisitions and other strategic investments could fail to achieve Qorvo’s financial or strategic objectives, disrupt Qorvo’s ongoing business and adversely impact Qorvo’s results of operations.
As part of Qorvo’s business strategy, Qorvo expects to continue to review potential acquisitions and strategic investments. These opportunities can enhance Qorvo’s current product offerings, augment Qorvo’s market coverage or enhance Qorvo’s technical capabilities, or otherwise offer growth or margin improvement opportunities. In the event of future acquisitions of businesses, products or technologies, Qorvo could issue equity securities that would dilute its current stockholders’ ownership, incur substantial debt or other financial obligations or assume contingent liabilities. Such actions could harm Qorvo’s results of operations. Acquisitions and strategic investments also entail numerous other risks that could adversely affect Qorvo’s business, results of operations and financial condition, including:
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failure to complete a transaction in a timely manner, if at all, due to Qorvo’s inability to obtain required government or other approvals, IP disputes or other litigation, difficulty in obtaining financing on terms acceptable to Qorvo, or other unforeseen factors;

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controls, processes and procedures of an acquired business may not adequately ensure compliance with laws and regulations, and Qorvo may fail to identify compliance issues or liabilities;

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unanticipated costs, capital expenditures or working capital requirements;

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transaction-related charges and amortization of acquired technology and other intangibles;

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the potential loss of key employees from a company Qorvo acquires or in which Qorvo invests;

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diversion of management’s attention from Qorvo’s business;

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disruption of Qorvo’s ongoing operations;

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dis-synergies or other harm to existing business relationships with suppliers and customers;

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losses or impairment of investments from unsuccessful research and development (“R&D”) by companies in which Qorvo invests;

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impairment of acquired intangible assets, goodwill or other assets as a result of changing business conditions or technological advancements;

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slower than expected market adoption or attach rates for any of Qorvo’s new technologies; and

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unrealized expected synergies, resulting in a failure to achieve the economic benefits of a transaction.

A failure to achieve the expected benefits of an acquisition may adversely affect Qorvo’s operating results, and the carrying amount of certain assets, including goodwill and intangible assets, may not be recoverable. Qorvo has recorded, and may in the future be required to record significant charges in its consolidated financial statements during the period in which any impairments are determined, negatively affecting its financial position and results of operations.
Moreover, Qorvo’s resources are limited and its decision to pursue a transaction has opportunity costs; accordingly, if Qorvo pursues a particular transaction, it may need to forgo the prospect of entering into other transactions that could help Qorvo achieve its financial or strategic objectives. Any of these risks could have a material adverse effect on Qorvo’s business, results of operations, financial condition, or cash flows, particularly in the case of a large acquisition.
Qorvo may be unable to effectively execute restructuring initiatives, which could result in total costs that are greater than expected and cause Qorvo not to achieve the expected long-term operational benefits.
Qorvo has from time to time implemented restructuring initiatives in the past and may continue to implement initiatives in the future that are aimed at reducing operating costs, streamlining Qorvo’s manufacturing footprint, and exiting certain product lines and businesses to focus on opportunities that align with its long-term strategy and profitability objectives. Because restructuring activities may involve changes to many aspects of Qorvo’s business, including but not limited to the location of its production facilities and personnel and the potential exit from certain product lines and businesses, Qorvo’s ability to successfully implement restructuring actions depends on a number of factors that Qorvo may not be able to predict. Risks associated with these actions include unexpected transition costs, disruption of Qorvo’s existing operations and productivity, diversion of management’s attention, employee attrition beyond any planned changes in personnel and the inability to replace the loss of revenue associated with a divested business. In addition, European Works Councils and other governing bodies representing Qorvo’s foreign employees may require Qorvo to incur additional, unplanned compensation expenses associated with restructuring activities. The failure to successfully and timely realize the anticipated benefits of these restructuring actions could have a material adverse effect on Qorvo’s profitability, financial condition or results of operations. In addition, even if Qorvo fully executes and implements these actions, there may be other unforeseeable and unintended consequences that could materially adversely impact Qorvo’s profitability and business, including unintended employee attrition, harm to its competitive position or inability to effectively scale its business in response to shifting demand. To the extent that Qorvo does not achieve the profitability enhancement or other anticipated benefits of restructuring initiatives, Qorvo’s results of operations may be materially adversely affected.
Qorvo must attract, retain, and motivate key employees in order to compete, and its failure to do so could harm its business and results of operations.
Qorvo must hire and retain qualified employees, continue to develop leaders for key business units and functions, expand Qorvo’s presence in international locations, adapt to cultural norms of foreign locations and train and motivate its employee base in order to compete effectively. Labor is further subject to external factors that are beyond Qorvo’s control, including its industry’s highly competitive market for skilled workers and leaders, cost inflation and workforce participation rates. Qorvo’s future operating results and success depend on retaining and recruiting key R&D and technical personnel, as well as sales and marketing and administrative support. Qorvo does not have employment agreements with the vast majority of its employees. Qorvo must also continue to attract qualified personnel. The competition for qualified personnel is intense, and the number of people with experience, particularly in design engineering, software engineering, integrated circuit and filter design, and technical marketing and support, is limited. In addition, existing or new immigration laws, policies or regulations in the United States may limit the pool of available talent. Difficulties obtaining visas and other restrictions on international travel could make it more onerous to effectively manage Qorvo’s international operations, operate as a global company or service its international customer base. Changes in the interpretation and application of employment-related laws to Qorvo’s workforce practices may also result in increased operating costs and less flexibility in how Qorvo meets its changing workforce needs. Further, any transition from flexible work arrangements to more stringent on-site work requirements may result in higher employee attrition and make it more difficult for Qorvo to compete in the job market. Qorvo cannot be sure that it will be able to attract and retain skilled personnel in the future, which could harm its business and results of operations.
Qorvo is subject to warranty claims, product recalls and product liability.
From time to time, Qorvo may be subject to warranty or product liability claims that could lead to significant expense. Qorvo may also be exposed to such claims as a result of any acquisition it may undertake in the future. Although Qorvo maintains reserves for reasonably estimable liabilities and purchase product liability insurance, Qorvo may elect to self-insure with respect to certain matters, and Qorvo’s reserves may be inadequate to cover the uninsured portion of such claims.

Product liability insurance is subject to significant deductibles, and such insurance may be unavailable or inadequate to protect against all claims. If one of Qorvo’s customers recalls a product containing one of its devices, Qorvo may incur significant costs and expenses, including replacement costs, direct and indirect product recall-related costs, diversion of technical and other resources and reputational harm. Qorvo’s customer contracts typically contain warranty and indemnification provisions, and in certain cases may also contain liquidated damages provisions relating to product quality issues. The potential liabilities associated with such provisions are significant, and in some cases, including in agreements with some of Qorvo’s largest end customers, are potentially unlimited. Any such liabilities may greatly exceed any revenue Qorvo receives from sale of the relevant products. Costs, payments or damages incurred or paid by Qorvo in connection with warranty and product liability claims and product recalls could materially and adversely affect Qorvo’s financial condition and results of operations.
Changes in Qorvo’s effective tax rate may adversely impact its results of operations and cash flow.
Qorvo is subject to taxation in the United States and numerous foreign jurisdictions. Qorvo’s effective tax rate is subject to fluctuations and impacted by a number of factors, including the following:
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changes in Qorvo’s overall profitability and the amount of profit determined to be earned and taxed in jurisdictions with differing statutory tax rates;

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changes in Qorvo’s operating structure, strategy and investment decisions;

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the resolution of issues arising from tax audits with various tax authorities, including those described in Note 13 of the Notes to Consolidated Financial Statements;

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changes in the valuation of either Qorvo’s gross deferred tax assets or gross deferred tax liabilities;

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adjustments to income taxes upon finalization of various tax returns;

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changes in expenses not deductible for tax purposes;

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changes in available tax credits; and

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changes in tax laws, domestic and foreign, or the interpretation of such tax laws and changes in generally accepted accounting principles.

Any significant increase in Qorvo’s future effective tax rates could reduce net income and cash flow for future periods.
The enactment of international or domestic tax legislation, or changes in regulatory guidance, may adversely impact Qorvo’s results of operations and cash flow.
Qorvo is subject to taxation in the United States and numerous foreign jurisdictions worldwide. To the extent that tax laws and regulations in these various regions change, it could adversely impact Qorvo’s tax expense and liability.
Corporate tax reform, base-erosion efforts and increased tax transparency continue to be high priorities in many tax jurisdictions in which Qorvo has business operations. In August 2022, the U.S. enacted the Inflation Reduction Act (“IRA”), establishing a new book minimum tax of 15% on consolidated adjusted GAAP pre-tax earnings for corporations with average income in excess of $1 billion. In July 2025, the U.S. enacted the One Big Beautiful Bill Act (“OBBBA”), which permanently extends several tax provisions originally introduced under the 2017 Tax Cuts and Jobs Act and also repeals, modifies and introduces various other tax measures with varying effective dates. Certain OBBBA provisions became effective and were reflected in Qorvo’s fiscal 2026 results, while others will become effective in future periods. Due to the complex nature of these changes in U.S. tax law and their corresponding calculations and estimates, as well as the continued changes in legal interpretations and guidance issued under these laws, Qorvo’s final tax liability may differ from Qorvo’s initial income tax provisions.
In addition, other countries in which Qorvo operates have implemented legislation and other guidance to align their international tax rules with the Organization for Economic Co-operation and Development’s (the “OECD”) Base Erosion and Profit Shifting recommendations and action plan, which aim to standardize and modernize global corporate tax policy, including changes to cross-border taxation, transfer pricing documentation rules, nexus-based tax incentive practices, allocating greater taxing rights to countries where customers are located and establishing a minimum tax of 15% on global income (commonly referred to as the OECD’s global minimum tax regime or “Pillar Two”). Qorvo’s effective tax rate in fiscal 2026 was materially impacted by Pillar Two. In January 2026, the OECD released additional Pillar Two guidance introducing a “side-by-side” system. Upon adoption by local legislatures, this system becomes effective for years beginning on or after January 1, 2026 and will exclude U.S. headquartered companies and their subsidiaries from certain aspects of minimum taxation. However, to the extent enacted, the “side-by-side” system does not exempt Qorvo’s foreign subsidiaries from domestic minimum tax requirements. As more countries enact law or provide guidance related to these global minimum tax rules, Qorvo’s effective tax rate and cash tax payments could be impacted.
Future legislative changes, interpretations and guidance, and changes in prior tax rulings and decisions by tax authorities regarding treatments and positions of corporate income taxes resulting from these initiatives, could increase complexity and tax uncertainty, increase Qorvo’s effective tax rate and result in taxes Qorvo previously paid being subject to change, which may adversely impact its financial position and results of operations.
Changes in the favorable tax status of Qorvo’s non-U.S. subsidiaries would have an adverse impact on Qorvo’s operating results.
Some of Qorvo’s foreign subsidiaries operate under tax holiday arrangements and other preferential tax regimes that reduce its overall tax expense. These incentives are subject to various ongoing conditions and periodic governmental review. In their efforts to respond to budget deficits and evolving global tax regimes, governments around the world continue to review the design of, and policies on, tax holidays and similar incentives. Future changes in Qorvo’s tax holiday status could adversely impact its effective tax rate and net income in future periods.
The benefit of these tax incentive programs may also be reduced by the implementation of minimum tax regimes, including Pillar Two, which have been adopted in many countries in which Qorvo operates. In Singapore, certain top-up tax regimes became effective in fiscal 2026 and have had a dilutive effect on the financial benefits derived from Qorvo’s tax incentive arrangements.
Qorvo is subject to risks associated with social, environmental, health and safety regulations, including those related to climate change.
Qorvo is subject to a broad array of U.S. and foreign social, environmental, health and safety laws and regulations. Environmental laws and regulations include those related to the use, transportation, storage, handling, emission, discharge and recycling or disposal of hazardous materials used in Qorvo’s manufacturing, assembly and testing processes. Additional laws and regulations include those related to human rights and supply chain due diligence. Such laws and regulations, as well as the associated frameworks for reporting, vary greatly by jurisdiction in which Qorvo does business and are continually evolving. Qorvo’s failure to comply with any of these existing or future laws or regulations could result in:
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regulatory penalties and fines;

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legal liabilities, including financial responsibility for remedial measures if Qorvo’s properties are contaminated;

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expenses to secure required permits and governmental approvals;

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reputational damage;

•
suspension or curtailment of Qorvo’s manufacturing, assembly and test processes; and

•
increased costs to acquire pollution abatement or remediation equipment or to modify Qorvo’s equipment, facilities or manufacturing processes to bring them into compliance with applicable laws and regulations.

Existing and future laws and regulations could also impact Qorvo’s product designs and limit or restrict the materials or components that are included in its products. In addition, many of Qorvo’s largest end customers require companies within their supply chain to comply with corporate social responsibility policies that exceed applicable legal requirements, and often include employment, human rights, health, safety, and environmental initiatives. Further, certain jurisdictions may require companies to disclose environmental and social policies, practices and metrics, on topics such as climate change, carbon emissions, water usage, waste management and human capital. Compliance with these policies increases Qorvo’s operating expenses, and non-compliance can adversely affect customer relationships and harm its business.
Regulations in the U.S. currently require that Qorvo determines whether certain materials used in its products, referred to as conflict minerals, originated in the Democratic Republic of the Congo or adjoining countries, or were from recycled or scrap sources. Qorvo may face challenges with government regulators and its customers and suppliers if Qorvo is unable to sufficiently make any required determination that the metals used in Qorvo’s products are conflict-free.
New climate change laws and regulations could require Qorvo to change its manufacturing processes or procure substitute raw materials that may cost more or be more difficult to procure. In addition, new restrictions on emissions of carbon dioxide or other greenhouse gases could result in increased costs for Qorvo and its suppliers. Finally, there is legislation globally which could require Qorvo to align programs to the expectations of investors, customers or other stakeholders and disclose an increasing amount of information and data to illustrate Qorvo’s position and progress. If Qorvo does not adapt its strategy or execution quickly enough to meet the evolving expectations of Qorvo’s investors, customers and regulators, or if its environmental or social metrics are incomplete or inaccurate, Qorvo’s business, financial condition, results of operations, brand and reputation could be adversely affected.
Risks Related to Qorvo’s International Sales and Operations
Qorvo is subject to risks from international sales and operations.
Qorvo operates globally with sales offices and R&D activities as well as manufacturing, assembly and test facilities in multiple countries, and some of Qorvo’s business activities are concentrated in Asia. As a result, Qorvo is subject to regulatory, geopolitical and other risks associated with doing business outside the U.S., including:
•
global and local economic, social and political conditions and uncertainty;

•
currency controls and currency exchange rate fluctuations;

•
inflation, as well as changes in existing and expected rates of inflation, which vary across the jurisdictions in which Qorvo does business;

•
formal or informal imposition of export, import or doing-business regulations, including trade sanctions, tariffs and other related restrictions;

•
labor market conditions and workers’ rights affecting Qorvo’s manufacturing operations or those of its customers or suppliers;

•
disruptions in capital and securities and commodities trading markets;

•
occurrences of geopolitical crises such as terrorist activity, armed conflict, civil or military unrest or political instability, or global hostilities such as the war in Ukraine and the ongoing conflicts in the Middle East, may disrupt manufacturing, assembly, logistics, security and communications and result in reduced demand for Qorvo’s products;

•
compliance with laws and regulations that differ among jurisdictions, including those covering taxes, IP ownership and infringement, imports and exports, anti-corruption and anti-bribery, antitrust and competition, cybersecurity, data privacy, and social, environment, health, and safety;

•
markets for 5G or future technology infrastructure not developing in the manner or in the time periods Qorvo anticipates, including as a result of unfavorable developments with evolving laws and regulations worldwide; and

•
pandemics and similar major health concerns, which could adversely affect Qorvo’s business and its customer order patterns.

Sales to customers located outside the U.S. accounted for approximately 37% of Qorvo’s revenue in fiscal 2026, of which approximately 13% was attributable to sales to customers located in China. Qorvo expects revenue from international sales will continue to be a significant part of its total revenue. Any weakness in the Chinese economy, heightened tensions between the U.S. and China, China and Taiwan, or other countries, could result in a decrease in demand for consumer products that contain Qorvo’s products, which could materially and adversely affect its business. The imposition by the U.S. of tariffs on goods imported from China, countermeasures imposed by China in response, U.S. export restrictions on sales of products to China and other government actions that restrict or otherwise adversely affect Qorvo’s ability to sell its products to customers in China may have a material adverse impact on Qorvo’s business, including its ability to sell products and to manufacture or source components and materials.
As a global company, Qorvo’s results are affected by movements in currency exchange rates. Qorvo’s exposure may increase or decrease over time as its foreign business levels fluctuate in the countries where Qorvo has operations, and these changes could have a material impact on Qorvo’s financial results. The functional currency for most of Qorvo’s international operations is the U.S. dollar. Qorvo has foreign operations in Asia and Europe. Qorvo’s international revenue is primarily denominated in U.S. dollars. Operating expenses and certain working capital items related to Qorvo’s foreign-based operations are, in some instances, denominated in the local foreign currencies and therefore are affected by changes in the U.S. dollar exchange rate in relation to foreign currencies, such as the Euro, Renminbi and Singapore Dollar. If the U.S. dollar weakens compared to these and other currencies, Qorvo’s operating expenses for foreign operations will be higher when remeasured back into U.S. dollars.
Economic regulation in China could adversely impact Qorvo’s business and results of operations.
For many years, the Chinese economy has experienced periods of rapid growth and wide fluctuations in the rate of inflation. In response to these factors, the Chinese government has, from time to time, adopted measures to regulate growth and contain inflation, including currency controls and measures designed to restrict credit, control prices or set currency exchange rates. Such actions in the future, as well as other changes in Chinese laws and regulations, including actions in furtherance of China’s stated policy of reducing its dependence on foreign semiconductor manufacturers, could increase the cost of doing business in China, strengthen China-based competitors, decrease the demand for Qorvo’s products in China and reduce the supply of critical materials for its products, which could have a material adverse effect on Qorvo’s business and results of operations.
Changes in government trade policies, including the imposition of tariffs and export restrictions, have limited and could continue to limit Qorvo’s ability to sell or provide its products and other items to certain customers and suppliers, which may materially adversely affect Qorvo’s sales and results of operations.
Export restrictions and sanctions imposed by the U.S., China, United Kingdom, EU, and other jurisdictions are complex and have intensified in recent years. Unless rescinded or exemptions apply, tariffs and any escalations in the global trade war could significantly harm Qorvo’s business, financial condition and results of operations.
The U.S. and foreign governments have taken and may continue to take administrative, legislative or regulatory action that could materially interfere with Qorvo’s ability to export, reexport, import and transfer products and other items to certain countries, particularly China. For example, the imposition of tariffs has resulted in higher duties owed on certain products that are imported from China to the U.S., and countermeasures from China could result in increased costs for Qorvo’s products, which may, in turn lead to decreased demand for its products, and has the potential to adversely impact its business and operations.
Furthermore, Qorvo has experienced and may continue to experience restrictions on its ability to export, reexport, and transfer its products and other items to certain foreign customers and suppliers where governmental policy prohibits such activity or export licenses are required. The U.S. government has imposed export restrictions that effectively banned American companies from exporting, reexporting, and transferring products to certain of Qorvo’s customers, and imposed significant restrictions on the ability to obtain export licenses for its products. Such restrictions could have a continuing negative impact on Qorvo’s future revenue and results of operations. In addition, Qorvo’s customers or suppliers affected by

U.S. government sanctions or threats of sanctions may respond by developing their own solutions to replace its products or by adopting Qorvo’s foreign competitors’ solutions and products.
Qorvo cannot predict what further actions may ultimately be taken with respect to tariffs, which have increased under the current U.S. administration, along with the potential for new export restrictions or other trade measures between the U.S. and other countries, what products or entities may be subject to such actions, or what reciprocation may be taken by other countries in response to these U.S. actions. However, the tariffs imposed by the U.S. are increasing the cost of importing foreign sourced components and equipment to Qorvo’s U.S. facilities to build the products that Qorvo manufactures in the U.S. China’s reciprocal tariffs, and any other reciprocal tariffs that may be imposed or reinstated by other countries, may harm demand for Qorvo’s products from customers in those regions, or may cause its customers in those regions to push out or cancel previously placed purchase orders. The loss of foreign customers or suppliers or the imposition of restrictions on Qorvo’s ability to sell or transfer products to such customers or suppliers as a result of tariffs, export restrictions or other U.S. regulatory actions could materially adversely affect its sales, business and results of operations. Countermeasures by other countries, including China’s rare earth export restrictions, in reaction to increasing such U.S. government actions may impact Qorvo’s operations and future revenue as the compliance and sourcing landscape becomes more challenging.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of the notes will be approximately $      , after deducting the underwriting discount and other expenses of the offering payable by us. We currently intend to use the net proceeds we receive from the sale of the notes, together with our existing cash and cash equivalents, to finance the cash consideration of  approximately $3.00 billion for the Mergers.
In the event the consummation of the Mergers does not occur, we intend to use the net proceeds from the 20   notes for general corporate purposes.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our consolidated capitalization as of July 3, 2026:
•
on an actual basis;

•
on an as adjusted basis to give effect to this offering and the increase to cash and cash equivalents with the expected net proceeds therefrom; and

•
on a pro forma as adjusted basis to give effect to this offering and the consummation of the Mergers.

You should read this table in conjunction with the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, the related notes and other financial information contained in our Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2026 and our pro forma financial statements, the consolidated financial statements of Qorvo, the related notes and other financial information included in the Form 8-K filed by us on August 3, 2026.
	As of July 3, 2026 (in millions)(b)
	Actual	As adjusted(a)		Pro forma as adjusted
	(unaudited)
Cash and cash equivalents(c)	$790.0	$		$
Current liabilities:
Accounts payable	$268.6		$268.6		$638.0
Accrued compensation and benefits	173.4		173.4		347.0
Other current liabilities	432.3		432.3		762.0
Total current liabilities	$874.3		$874.3		$1,747.0
Long-term liabilities:
Skyworks 3.000% Senior Notes due 2031	$496.9		$496.9		$496.9
20 notes offered hereby(d)
20 notes offered hereby(d)
20 notes offered hereby
Skyworks/Qorvo 4.375% Senior Notes due 2029(e)					813.0
Skyworks/Qorvo 3.375% Senior Notes due 2031(e)					634.1
Revolving Loan Facility	—		—
Long-term tax liabilities	108.5		108.5		822.0
Long-term operating lease liabilities	147.9		147.9		185.0
Other long-term liabilities	59.1		59.1		138.0
Total liabilities	$1,686.7	$		$
Stockholders’ equity:
Preferred stock, no par value(f)	$—		$—		$—
Common stock, par value $0.25 per share(g)	37.6		37.6		60.0
Additional paid in capital	220.6		220.6		5,764.0
Retained earnings	5,485.5		5,485.5		5,319.0
Accumulated other comprehensive loss	(5.4)		(5.4)		(5.4)
Total stockholders’ equity	$5,738.3		$5,738.3		$11,137.6
Total capitalization	$7,425.0	$		$

(a)
Presented on an as adjusted basis to give effect to this offering and the increase to cash and cash equivalents, net of discounts and debt issuance costs.

(b)
Certain amounts have been rounded. Accordingly, amounts shown as totals may not be arithmetic aggregation of the amounts that precede them.

(c)
Pro forma as adjusted reflects a cash balance of $        million at Skyworks after giving effect to this offering and the consummation of the Mergers, including the increase from the cash and cash equivalents held by Qorvo, partially offset by the estimated cash portion of the merger consideration.

(d)
Subject to Special Mandatory Redemption, see “Description of the notes — Special mandatory redemption of the 20   notes and the 20   notes.”

(e)
Represents the applicable series of Skyworks Exchange Offer Notes to be issued in the Exchange Offers, if the Mergers are consummated, as described under “Summary — Recent Developments —  Exchange Offers and Consent Solicitations” and on the terms and subject to the other conditions described in the S-4, along with the Qorvo Notes of the applicable series that are not tendered and accepted for exchange in the Exchange Offers, and that therefore ultimately will remain outstanding if the Mergers are consummated. As of June 11, 2026, $760,095,000 in aggregate principal amount of 2029 Qorvo Notes, representing approximately 89.42% of the aggregate principal amount of 2029 Qorvo Notes outstanding, and $651,334,000 in aggregate principal amount of 2031 Qorvo Notes, representing approximately 93.05% of the aggregate principal amount of 2031 Qorvo Notes outstanding, had been validly tendered and not validly withdrawn. Holders of the Qorvo Notes that validly tendered and did not validly withdraw their Qorvo Notes have the ability to withdraw such Qorvo Notes at any time at or prior to the applicable expiration date of the Exchange Offers and Consent Solicitations and may or may not choose to retender them. Therefore, there can be no assurance as to the amount of Qorvo Notes that will not be tendered and accepted for exchange in the Exchange Offers, and that will therefore ultimately remain outstanding if the Mergers are consummated.

(f)
25.0 million shares authorized, no shares issued at July 3, 2026.

(g)
525.0 million shares authorized; 150.5 million shares issued and outstanding at July 3, 2026.

DESCRIPTION OF THE NOTES
Selected provisions of the notes are summarized below. This summary supplements and, to the extent inconsistent with, replaces the description of the debt securities under the caption “Description of Debt Securities” in the accompanying prospectus. You should read the following information in conjunction with the statements under “Description of Debt Securities” in the accompanying prospectus.
The notes will be issued under an indenture (the “base indenture”) to be dated the date of issuance of the notes (the “issue date”) between Skyworks Solutions, Inc. (“Skyworks”) and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented to reflect terms of the    % Senior Notes due 20      (the “20   notes”) by a first supplemental indenture to be dated as of the issue date (the “first supplemental indenture”), to reflect terms of the    % Senior Notes due 20      (the “20   notes”) by a second supplemental indenture to be dated as of the issue date (the “second supplemental indenture”) and to reflect terms of the    % Senior Notes due 20      (the “20   notes” and, collectively with the 20   notes and the 20   notes, the “notes”) by a third supplemental indenture to be dated as of the issue date (collectively with the base indenture, the first supplemental indenture and the second supplemental indenture, the “indenture”). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all the information that you may find useful. You should read the indenture and the notes, copies of which are available from Skyworks upon request. Capitalized terms used and not defined in this description of the notes have the meanings specified in the indenture. References to “Skyworks,” “the Issuer,” “we,” “us” or “our” in this section of this prospectus supplement are, unless the context otherwise indicates, only to Skyworks Solutions, Inc. and not to any of its subsidiaries.
General
The notes will have the following basic terms:
•
the notes will be our senior, direct, unsecured obligations and, as such, will be pari passu in right of payment with all of our senior unsecured indebtedness, including our existing senior notes, and senior in right of payment to all of our subordinated indebtedness;

•
the notes will be effectively junior in right of payment to any senior secured indebtedness, to the extent of the value of the collateral securing such indebtedness;

•
the notes will be structurally subordinated to all obligations of our subsidiaries (including, if the Mergers are consummated, any Qorvo Notes that are not tendered and accepted for exchange in the Exchange Offers);

•
the notes are obligations exclusively of Skyworks and are not obligations of, or guaranteed by, any of its subsidiaries;

•
the 20   notes will be issued in an initial aggregate principal amount of  $      , the 20   notes will be issued in an initial aggregate principal amount of  $      , and the 20   notes will be issued in an initial aggregate principal amount of  $      , and Skyworks will have the ability to issue additional notes as described under “— Further issuances” below;

•
the 20   notes will accrue interest at a rate of    % per year, the 20   notes will accrue interest at a rate of    % per year and the 20   notes will accrue interest at a rate of    % per year;

•
interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), in each case, payable semiannually in arrears on           and           of each year, beginning on           , 2027;

•
the 20   notes will mature on            , 20      , the 20   notes will mature on           , 20   and the 20   notes will mature on           , 20  , in each case, unless redeemed or repurchased prior to that date;

•
Skyworks may redeem the notes, in whole or in part, at any time at its option as described under “— Optional redemption” below;

•
if a Special Mandatory Redemption Trigger (as defined below) occurs, Skyworks will be required to redeem the 20   notes and the 20   notes then outstanding at a redemption price equal to 101% of the principal amounts of such 20   notes and the 20   notes, plus accrued and unpaid interest, if any, to but not including, the Special Mandatory Redemption Date (as defined below);

•
Skyworks may be required to repurchase the notes in whole or in part at the option of the holders in connection with the occurrence of a “change of control repurchase event” as described under “— Purchase of notes upon a change of control repurchase event” below;

•
the notes will be issued in registered form in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess thereof;

•
each series of notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “— Book-entry; delivery and form; global notes” below); and

•
the notes will be exchangeable and transferable at the office or agency of Skyworks maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on each note will be paid to the person in whose name that note is registered at the close of business on      or      , as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City or the place of payment on the notes are authorized or required by law, regulation or executive order to close.
The notes will not be subject to any sinking fund.
Skyworks may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.
Payment and transfer or exchange
Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by Skyworks for such purpose (which initially will be the corporate trust office of the trustee located in the contiguous United States). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Skyworks, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “— Book-entry; delivery and form; global notes” below.
A holder may transfer or exchange any certificated notes in definitive form at the office or agency of Skyworks maintained for such purposes (which initially will be at the same location set forth in the preceding paragraph). No service charge will be made for any registration of transfer or exchange of notes, but Skyworks may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Neither Skyworks nor the registrar is required to transfer or exchange any note during a period beginning at the opening of business 15 days before the day of the sending of a notice of redemption and ending at the close of business on the date such notice is sent, or transfer or exchange any note so selected for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part.

The registered holder of a note will be treated as the owner of that note for all purposes under the indenture.
Subject to applicable abandoned property law, all amounts of principal of and premium, if any, and interest on the notes paid by Skyworks that remain unclaimed two years after such payment was due and payable will be repaid to Skyworks, and the holders of such notes will thereafter look solely to Skyworks for payment.
Priority
The notes will be senior unsecured obligations of Skyworks. They will be equal in right of payment with all of our senior unsecured indebtedness, including our existing senior notes. As of July 3, 2026, Skyworks had $496.9 million of senior unsecured indebtedness outstanding, not giving effect to the Exchange Offers and Consent Solicitations.
The notes will be effectively junior in right of payment to any senior secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all obligations of our subsidiaries (including, if the Mergers are consummated, any Qorvo Notes that are not tendered and accepted for exchange in the Exchange Offers). As of July 3, 2026, Skyworks did not have any outstanding secured indebtedness.
Skyworks’s ability to make payments when due to the holders of the notes is dependent upon the receipt of sufficient funds from its subsidiaries. Claims of creditors of Skyworks’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Skyworks’s creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of Skyworks’s subsidiaries. As of July 3, 2026, our subsidiaries had approximately $329.3 million in liabilities, not taking into account any Qorvo Notes, and no outstanding preferred stock.
Optional redemption
Prior to (i)         , 20   (the maturity date of the 20   notes) in the case of the 20   notes, and (ii) the applicable Par Call Date (as defined below) in the case of the 20   notes and the 20   notes, Skyworks may redeem the notes of a series at its option at any time, and from time to time, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 20   notes and the 20   notes, as applicable, matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus     basis points (in the case of the 20   notes),        basis points (in the case of the 20   notes) or           basis points (in the case of the 20   notes), in each case less (b) interest accrued to the date of redemption, and

•
(2) 100% of the principal amount of the applicable series of notes to be redeemed,

plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.
In addition, at any time and from time to time, on or after the applicable Par Call Date, Skyworks may redeem the 20   notes and the 20   notes at its option, either in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed on the redemption date, plus accrued and unpaid interest on such notes to, but not including, the redemption date.
The following terms are relevant to the determination of the redemption price. “Treasury Rate” means, with respect to any redemption date for notes of a series, the yield determined by Skyworks in accordance with the following two paragraphs:
•
The Treasury Rate applicable to such redemption of notes of such series shall be determined by Skyworks after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Skyworks shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (in the case of the 20   notes and the 20   notes) or the maturity date of the notes (in the case of the 20   notes) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H. 15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date (in the case of the 20   notes and the 20   notes) or the maturity date of the notes (in the case of the 20   notes) on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
•
If on the third business day preceding the redemption date H.15 TCM is no longer published, Skyworks shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date (in the case of the 20   notes and the 20   notes) or the maturity date of the notes (in the case of the 20   notes), as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date (in the case of the 20   notes and the 20   notes) or the maturity date of the notes (in the case of the 20   notes) but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date (in the case of the 20   notes and the 20   notes) or the maturity date of the notes (in the case of the 20   notes), one with a maturity date preceding the applicable Par Call Date (in the case of the 20   notes and the 20   notes) or the maturity date of the notes (in the case of the 20   notes) and one with a maturity date following the applicable Par Call Date (in the case of the 20   notes and the 20   notes) or the maturity date of the notes (in the case of the 20   notes), Skyworks shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date (in the case of the 20   notes and the 20   notes) or the maturity date of the notes (in the case of the 20   notes). If there are two or more United States Treasury securities maturing on the applicable Par Call Date (in the case of the 20   notes and the 20   notes) or the maturity date of the notes (in the case of the 20   notes) or two or more United States Treasury securities meeting the criteria of the preceding sentence, Skyworks shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any notice may, at the discretion of Skyworks, be subject to the satisfaction or waiver of any conditions precedent, in which case such notice shall state the nature of such condition precedent.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of such note to be redeemed. A new note in a principal amount equal to the unredeemed portion of such note will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of DTC.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the applicable series of notes or portions thereof called for redemption.
“Par Call Date” in respect of the 20   notes and the 20   notes shall mean the date set forth below:
•
with respect to the 20   notes,           , 20   (      months prior to the maturity of the 20  notes); and

•
with respect to the 20   notes,           , 20   (      months prior to the maturity of the 20   notes).

Special mandatory redemption of the 20   notes and the 20   notes
If  (i) the consummation of the Mergers (as defined below) does not occur on or before 11:59 p.m. Pacific Time on November 3, 2027, (ii) we notify the trustee and the holders of the 20   notes and 20   notes that we will not pursue the consummation of the Mergers or (iii) the Merger Agreement (as defined below) has been terminated without the consummation of the Mergers (any event described in clause (i), (ii) and (iii), a “Special Mandatory Redemption Trigger”), we will be required to redeem the 20   notes and the 20   notes then outstanding (such redemption, the “Special Mandatory Redemption”) on the Special Mandatory Redemption Date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of the 20   notes and the 20   notes (as applicable), plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). The 20   notes will not be subject to any special mandatory redemption if the Mergers are not completed.
In the event that we become obligated to redeem the 20   notes and the 20   notes pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than ten business days after the date on which a Special Mandatory Redemption Trigger occurred, deliver notice to the trustee and the holders of the 20   notes and the 20   notes of the Special Mandatory Redemption and the date upon which the 20   notes and the 20   notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than five days and no later than thirty days following the date of such notice) together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of notes to be redeemed. At our request, given at least two business days before such notice is to be sent, the trustee will then promptly mail, or electronically deliver, according to the procedures of DTC, such notice of Special Mandatory Redemption to each registered holder of the notes to be redeemed. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the notes to be redeemed.
Notwithstanding the foregoing, installments of interest on the 20   notes and the 20   notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the 20   notes, the 20   notes and the indenture.
For purposes of the foregoing discussion of the Special Mandatory Redemption, the following definitions are applicable:
“Merger Agreement” means the Agreement and Plan of Merger dated as of October 27, 2025 by and among Skyworks, Comet Acquisition Corp., a Delaware corporation (“Merger Sub I”), Comet Acquisition II, LLC, a Delaware limited liability company (“Merger Sub II”), and Qorvo, Inc., a Delaware corporation, as amended, supplemented, amended and restated, restated or otherwise modified from time to time.

“Mergers” means the series of transactions pursuant to the Merger Agreement pursuant to which (i) Merger Sub I will be merged with and into Qorvo (the “First Merger”), with Qorvo surviving the First Merger, and (ii) immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, Qorvo will be merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II as the surviving entity in the Second Merger and a wholly owned subsidiary of Skyworks.
Purchase of notes upon a change of control repurchase event
If a change of control repurchase event occurs with respect to the notes of a series, except as set forth in the fourth paragraph of this subsection or unless Skyworks has exercised its right to redeem (or given notice of redemption of) the notes of that series as described above, Skyworks will be required to make an offer to each holder of the notes of that series to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes of that series at a purchase price in cash equal to 101% of the aggregate principal amount of the notes of the series repurchased plus any accrued and unpaid interest on the notes of the series repurchased to, but not including, the date of repurchase. Within 45 days following any change of control repurchase event or, at the option of Skyworks, prior to any change of control, but after the public announcement of the change of control, Skyworks will send a notice to each holder of the applicable series, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes of that series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days after the date such notice is sent. The notice shall, if given prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Skyworks will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Skyworks will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.
On the repurchase date following a change of control repurchase event, Skyworks will, to the extent lawful:
(1)
accept for payment all the notes or portions of the notes properly tendered (and not withdrawn) pursuant to its offer;

(2)
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes so accepted for payment; and

(3)
deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being purchased by Skyworks.

The paying agent will promptly mail or deliver by wire transfer (or otherwise in accordance with the procedures of DTC) to each holder of notes of the applicable series so accepted for payment the purchase price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder a note equal in principal amount to any unpurchased portion of any notes of that series surrendered.
Skyworks will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Skyworks and such third party purchases all notes properly tendered and not withdrawn under its offer.
The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Skyworks. Skyworks has no present intention to engage in a transaction involving a change of control, although it is possible that Skyworks could decide to do so in the future. Subject to the limitations discussed below, Skyworks could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Skyworks or credit ratings of the notes. Restrictions on the ability of Skyworks to incur liens, enter into sale and leaseback transactions and consolidate, merge or sell assets are contained in the covenants as described under “— Certain Covenants — Limitation on Liens,” “— Certain Covenants — Limitation on Sale and Leaseback Transactions” and “— Consolidation, Merger or Transfer” under “Description of Debt Securities” in the accompanying prospectus. Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Skyworks or a highly leveraged or similar transaction involving Skyworks.
Skyworks may not have sufficient funds to repurchase all the notes of a series upon a change of control repurchase event with respect to such series of notes. In addition, even if it has sufficient funds, Skyworks may be prohibited from repurchasing the notes under the terms of its future debt instruments.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Skyworks and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Skyworks or one of its subsidiaries; (2) the adoption of a plan relating to Skyworks’ liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Skyworks or its subsidiaries, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Skyworks’ voting stock or other voting stock into which Skyworks’ voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (4) Skyworks consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into Skyworks, in any such event pursuant to a transaction in which any of the outstanding voting stock of Skyworks or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of Skyworks outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction.
“change of control repurchase event” means, with respect to a series of notes, the occurrence of both a change of control and a ratings event with respect to such series.
“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.
“investment grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Skyworks.
“rating agency” means (1) each of S&P and Fitch; and (2) if any of S&P and Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Skyworks, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by Skyworks (as certified by a resolution of the board of directors of Skyworks) as a replacement for such rating agency.
“ratings event” means, with respect to a series of notes, the rating of such notes is lowered by both rating agencies and such notes are rated below investment grade by both rating agencies on any day during the period (which period will be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) commencing on the earlier of (x) the date of the first public notice of the occurrence of a change of control and (y) the date of public notice of an agreement that, if consummated, would result in a change of control, and ending 60 days following consummation of such change of control; provided, however, that a ratings event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a ratings event for purposes of the definition of change of control repurchase event) unless the rating agency making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the trustee in writing at Skyworks’ or the trustee’s request that the reduction was the result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the ratings event).
“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Further issuances
Skyworks may from time to time, without notice to or the consent of the holders of any series of notes, create and issue additional notes of that series of notes having the same terms as, and ranking equally and ratably with, that series of notes offered hereby in all respects (except for the issue date and, if applicable, the issue price, first interest payment date and interest accrual date and the amount of interest payable on the first interest payment date). Such additional notes of such series may be consolidated and form a single series with, and will have the same terms as to priority, redemption, waivers, amendments or otherwise, as the notes of such series offered hereby and will vote together as one class on all matters with respect to that series of notes. Additional notes of a series that are not fungible for U.S. federal income tax purposes with the notes offered hereby will trade under a separate CUSIP.
Events of Default
In addition to the Events of Default listed under the caption “Description of Debt Securities — Events of Default” in the accompanying prospectus, the following will constitute an “Event of Default” under the indenture:
(a)
in respect of the 20   notes and the 20   notes offered hereby, the failure to comply in any material respect with any obligations in the provisions described under “— Special mandatory redemption of the 20   notes and the 20   notes.”

Defeasance
The legal defeasance and covenant defeasance provisions described under “Description of Debt Securities — Defeasance” in the accompanying prospectus shall be applicable to the notes offered hereby. If we exercise our covenant defeasance option in accordance with the indenture, in addition to any covenant specified under “Description of Debt Securities — Defeasance” in the accompanying prospectus, we shall cease to be under any obligation to comply with the covenant described under “— Purchase of notes upon a change of control repurchase event” above. If we exercise our covenant defeasance option with respect to the notes of any series, payment of the notes of that series may not be accelerated because of an event of default with respect to, and we will no longer be obligated upon the occurrence of a change of control repurchase event with respect to a series of notes to make an offer under, the “— Purchase of notes upon a change of control repurchase event” provision.
Book-entry; delivery and form; global notes
Each series of the notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
Same-day settlement and payment
The notes will trade in the same-day funds settlement system of DTC until maturity or until Skyworks issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. Skyworks can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Ownership of beneficial interests
Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants.
Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).
So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. Skyworks understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.
All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.
Skyworks expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Skyworks also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither Skyworks, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.
Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
Skyworks expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. Although Skyworks expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Skyworks, the underwriters, nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Certificated securities may be issued in exchange for beneficial interests in the global notes under certain circumstances, including (i) if an event of default shall have occurred and be continuing with respect to the notes, (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes or it has ceased to be a “clearing agency” registered under the Exchange Act, at a time when the depositary is required to be so registered in order to act as depositary, and a successor depositary is not appointed by us within 90 days of receiving such notice or of becoming aware of such cessation or (iii) at any time Skyworks determines, in its sole discretion, that the notes or portions thereof issued or issuable in the form of one or more global notes shall no longer be represented by such global note as evidenced by a company order delivered to the trustee. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Skyworks believes to be reliable, but Skyworks does not take responsibility for its accuracy.
Euroclear and Clearstream, Luxembourg
If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, S.A., which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Skyworks has no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.
Governing law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the trustee
U.S. Bank Trust Company, National Association is the trustee under the indenture and has also been appointed by Skyworks to act as registrar, transfer agent and paying agent for the notes.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes for Non-U.S. Holders (as defined below) that acquire the notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as banks or other financial institutions, broker dealers, insurance companies, expatriates, tax-exempt organizations, persons who are required to accelerate the recognition of any item of income as a result of such income being recognized on an applicable financial statement, real estate investment trusts, regulated investment companies or persons that are, or hold their notes through, partnerships or other pass-through entities) or to persons that hold their notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any U.S. federal estate, gift, Medicare, alternative or other minimum tax or other non-income tax consequences or any state, local or foreign tax consequences. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.
Prospective holders should consult their tax advisors as to the particular U.S. federal income tax consequences to them of owning and disposing of the notes, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.
A “Non-U.S. Holder” means any beneficial owner of a note (other than a partnership or other pass-through entity) that is not a “U.S. Holder.” For this purpose, a “U.S. Holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes is, or is treated as, a citizen or individual resident of the United States, a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Payments of interest
Subject to the discussion below regarding FATCA, a Non-U.S. Holder will generally not be subject to U.S. federal income tax on interest paid or accrued on a note if: (1) the interest is not effectively connected with a U.S. trade or business (or, in the case of certain tax treaties, is also not attributable to a permanent establishment or fixed base within the United States); and (2) the Non-U.S. Holder satisfies the following requirements:
(a)   it does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;
(b)   it is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and
(c)   it certifies to its non-U.S. status and that no withholding is required under FATCA (see discussion below) on an applicable IRS Form W-8.

Alternatively, a Non-U.S. Holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid or accrued on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate).
If a Non-U.S. Holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will generally be subject to U.S. withholding tax on payments of stated interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the Non-U.S. Holder complies with the applicable certification requirements (generally, by providing a properly completed applicable IRS Form W-8).
Sale, exchange or other taxable disposition of the notes
Subject to the discussion below regarding FATCA, a Non-U.S. Holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption or other disposition of a note, unless:
(1)   the Non-U.S. Holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or
(2)   in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.
If the first exception applies, the Non-U.S. Holder will generally be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the Non-U.S. Holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange or other disposition of the notes) exceed capital losses allocable to U.S. source. Any amounts which a Non-U.S. Holder receives on a sale, exchange, redemption, or other taxable disposition of a note which are attributable to accrued interest will be taxable as interest subject to the rules described above under “Payments of Interest.”
FATCA
Provisions under Sections 1471 through 1474 of the Code and applicable U.S. Treasury Regulations commonly referred to as “FATCA” generally impose withholding at a rate of 30% in certain circumstances on interest paid on the notes that are held by or through (i) a “foreign financial institution” (within the meaning of the Code), whether such entity is the beneficial owner or an intermediary, unless such entity enters into, and complies with, an agreement with the IRS to report on an annual basis its “United States account” holders (within the meaning of the Code) and meets certain other specified requirements; or (ii) a “non-financial foreign entity” (within the meaning of the Code), unless such entity provides a certification that the beneficial owner of the payment does not have any “substantial United States owners” (within the meaning of the Code) or provides certain information with respect to each substantial U.S. owner and complies with certain other requirements. Accordingly, the entity through which the notes are held will affect the determination of whether withholding under FATCA is required. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Investors should consult with their own tax advisors regarding these rules in their particular situations.

UNDERWRITING
Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement between us and the representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:
Underwriter	Principal amount of 20 notes	Principal amount of 20 notes	Principal amount of 20 notes
Goldman Sachs & Co. LLC	$	$	$
BofA Securities, Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Total	$	$	$
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the applicable public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the 20   notes to selected dealers at the public offering price minus a concession of up to    % of the principal amount of the 20   notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to    % of the principal amount of the 20    notes to certain other dealers. The underwriters may offer the 20   notes to selected dealers at the public offering price minus a concession of up to    % of the principal amount of the 20    notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to    % of the principal amount of the 20   notes to certain other dealers. The underwriters may offer the 20   notes to selected dealers at the public offering price minus a concession of up to    % of the principal amount of the 20   notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to    % of the principal amount of the 20   notes to certain other dealers. After the initial offering, the underwriters may change the public offering prices and any other selling term with respect to any series of notes. The underwriters may offer and sell notes through certain of their affiliates. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).
Paid by us
Per 20 note	%
Per 20 note	%
Per 20 note	%
In the underwriting agreement, we have agreed that:
•
We will not offer or sell any of our debt securities (other than the notes) from the date of this prospectus supplement through and including the date of settlement without the prior consent of the representatives.

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in respect of those liabilities.

In addition to the underwriting discount discussed above, we will pay our expenses related to the offering, which we estimate will be $      .

The notes are new issues of securities, and there are currently no established trading markets for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes of any series, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the prices of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
We expect that delivery of the notes will be made against payment therefor on or about           , 2026, which will be the      business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+   ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day before settlement will be required, by virtue of the fact that the notes initially will settle T+   , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the first business day before settlement should consult their own advisor.
Certain of the underwriters and their respective affiliates have, from time to time, provided and/or are currently providing, and may in the future provide, investment banking, commercial banking and financial advisory services to Skyworks, Qorvo and their respective affiliates for which they have received and may continue to receive customary compensation. In particular, certain of the underwriters or their respective affiliates are agents, arrangers and/or lenders under Skyworks’ revolving credit facility. In addition, certain of the underwriters or their respective affiliates have provided commitments in respect of the Bridge Facility, and such underwriters or their respective affiliates will receive customary fees in connection with such commitment and, in the event that any borrowings are made under the Bridge Facility, certain additional funding and other fees. We expect to issue the notes to finance the Mergers; however, if and to the extent we do not issue a sufficient amount of the notes or other debt financing at or prior to the Mergers, we expect to borrow under the Bridge Facility in order to finance the Mergers. The commitments under the Bridge Facility will be reduced by the net proceeds of the notes issued in this offering. In connection with the Mergers, Goldman Sachs & Co. LLC is serving as a financial advisor to Skyworks and will receive a customary fee for its financial advisory services. Finally, in connection with the Exchange Offers and the Consent Solicitations, Goldman Sachs & Co. LLC is serving as dealer manager and will receive a customary fee for its services in connection therewith.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions
Notice to prospective investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this prospectus supplement.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (A) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and (B) “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for such securities. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to prospective investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, (A) the expression “retail investor” means a person who is neither: (i) a “professional client” as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”), nor (ii) a “qualified investor” as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”); and (B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for such securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of assimilated law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption from the prohibition on public offers of relevant securities in the UK POATRs in circumstances not requiring a prospectus pursuant to the UK Financial Conduct Authority

(“FCA”) Handbook Admission to Trading on a Regulated Market Sourcebook (“FCAPRM Sourcebook”). This prospectus supplement is not a prospectus for the purposes of the UK POATRs or the FCA PRM Sourcebook.
In the UK, this prospectus supplement is only for distribution to, and are only directed at, non-retail investors (being persons who are not retail investors as defined in this section “Notice to Prospective Investors in the United Kingdom”) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (ii) high net worth bodies corporate, unincorporated associations or partnerships and trustees of high value trusts described in Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise be lawfully communicated (all such persons together being referred to as “Relevant Persons”). In the UK, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, Relevant Persons. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK.
Notice to prospective investors in Switzerland
The notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be listed on the SIX Swiss Exchange Ltd (“SIX”) or on any other stock exchange or regulated trading venue in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA or a listing prospectus within the meaning of the listing rules of SIX or any other exchange or regulated trading venue in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to prospective investors in Hong Kong
No notes have been offered or sold or delivered, and no notes may be offered or sold or delivered in Hong Kong, by means of any document, other than to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and in the manner as permitted under the SFO or the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”); or in other circumstances which would not result in this prospectus supplement constituting a “prospectus” as defined in the C(WUMP)O or which would not constitute an offer or invitation to the “public” within the meaning of the SFO. No document, invitation, offer or advertisement relating to the notes has been issued, circulated or distributed or has been in the possession of any person for the purpose of issue, circulation or distribution, or may be issued, circulated or distributed or may be in the possession of any person for the purpose of issue, circulation or distribution (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and in the manner as permitted under the SFO or the C(WUMP)O.
The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong and this prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions.

Notice to prospective investors in Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to prospective investors in Singapore
In connection with Section 309B of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of the notes, the notes have been classified as, and all relevant persons (as defined in Section 309A(1) of the SFA) are hereby notified that the notes have been classified as, capital markets products other than prescribed capital markets products (as defined in the CMP Regulations 2018) and Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
This prospectus supplement and any other materials relating to the securities have not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore under the SFA. Accordingly, this prospectus supplement and any other document or materials issued in connection with the offer or sale, or the invitation for subscription or purchase, of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the applicable conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, securities and securities-based derivative contracts (each as defined in Section 2(I) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person, or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018 of Singapore.

Notice to prospective investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to prospective investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
Notice to prospective investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
The validity of the notes offered by this prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain legal matters relating to this offering will be passed upon for the underwriters by Cravath, Swaine & Moore LLP.
EXPERTS
The consolidated financial statements of Skyworks Solutions, Inc. as of October 3, 2025 and September 27, 2024, and for each of the years in the three-year period ended October 3, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of October 3, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Qorvo, Inc. and subsidiaries as of March 28, 2026 and March 29, 2025 and for each of the three years in the period ended March 28, 2026, appearing in Skyworks Solutions, Inc.’s Current Report on Form 8-K filed on May 20, 2026, and the effectiveness of Qorvo, Inc. and subsidiaries’ internal control over financial reporting as of March 28, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
SKYWORKS SOLUTIONS, INC.
Common Stock
Debt Securities
We may offer and sell our common stock, par value $0.25 per share, and/or debt securities from time to time in one or more offerings. We will provide specific terms of any offering of these securities, including the initial public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, and any related free writing prospectus carefully before you invest.
This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our securities will be the initial public offering price less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “SWKS.”
Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 3, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under the automatic shelf process, we may offer and sell, from time to time, the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement containing specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, and any related free writing prospectus carefully before you invest.
You should rely only on the information contained or incorporated by reference into this prospectus, in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover page of these documents or any earlier date as of which such information is given. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The exhibits to our registration statement contain the full text of certain agreements and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
References in this prospectus to the terms “Skyworks,” “Company,” “we,” “our” and “us” refer to Skyworks Solutions, Inc., a Delaware corporation, and its subsidiaries, except for descriptions of the terms of the securities or unless we state otherwise or the context indicates otherwise.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the “safe harbor” created by those sections. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “targets,” “will,” “would” and similar expressions or variations or negatives of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus. Additionally, forward-looking statements include, but are not limited to:
•
our expectations and statements regarding the proposed combination with Qorvo, Inc.;

•
the possible impacts of geopolitical conflicts, tariffs, export controls, inflation, recession, and global health crises;

•
our plans to develop and market new products, enhancements or technologies and the timing of these development and marketing plans;

•
our estimates of our future financial performance, including expenses, revenues, and profitability;

•
our estimates of demand trends, market opportunities, and our market positioning, including the size of the markets for our products and services;

•
our expectations related to the rate and degree of market acceptance of our products and our customers’ products;

•
our estimates regarding our capital requirements and our needs for additional financing; and

•
our estimates of the success of other competing technologies that may become available.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known and understood by us. Consequently, forward-looking statements involve inherent risks and uncertainties, and actual financial results and outcomes may differ materially and adversely from those in the forward-looking statements.
All forward-looking statements in this prospectus (including documents incorporated by reference or deemed incorporated by reference herein) should be considered in the context of the risks and other factors described above and in Item 1A — Risk Factors in Part I of our Annual Report on Form 10-K for the fiscal year ended October 3, 2025, as amended, and Item 1A — Risk Factors in Part II of our Quarterly Reports on Form 10-Q for the quarterly periods ended January 2, 2026, April 3, 2026 and July 3, 2026. Any forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated or deemed incorporated by reference herein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus (including documents incorporated by reference or deemed incorporated by reference herein) are cautioned not to place undue reliance on the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov.
We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to these reports, as well as proxy statements on Schedule 14A, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “SEC Filings” page of our website at www.skyworksinc.com. The information contained on or accessible or available through our website is not incorporated into or part of this prospectus or any prospectus supplement, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended October 3, 2025 filed with the SEC on November 7, 2025, as amended by our Annual Report on Form 10-K/A filed with the SEC on January 30, 2026;

•
our Quarterly Reports on Form 10-Q for the quarterly period ended January 2, 2026 filed with the SEC on February 5, 2026, for the quarterly period ended April 3, 2026 filed with the SEC on May 5, 2026 and for the quarterly period ended July 3, 2026 filed with the SEC on July 28, 2026;

•
our Current Reports on Form 8-K filed with the SEC on October 28, 2025 (Film No.: 251421257), October 28, 2025 (Film No.: 251421271; Item 8.01 only), November 14, 2025, November 24, 2025, December 12, 2025, January 30, 2026, February 3, 2026 (Item 8.01 only), February 11, 2026, May 5, 2026 (Item 8.01 only), May 19, 2026, May 20, 2026 (Film No.: 261004779), May 20, 2026 (Film No.: 261005210), June 12, 2026, July 28, 2026 (Film No.: 261211796), July 28, 2026 (Film No.: 261211815; Item 8.01 only), August 3, 2026 and August 3, 2026; and

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the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including the description of capital stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended October 3, 2025.

We do not, however, incorporate by reference in this prospectus or any prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01, and any Item 9.01 related thereto, of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.
You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address.
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, CA 92617
Attention: Corporate Secretary
Telephone: (949) 231-3000

OUR COMPANY
Skyworks, together with its consolidated subsidiaries, is a leading developer, manufacturer and provider of analog and mixed-signal semiconductor products and solutions for numerous applications, including aerospace, automotive, broadband, cellular infrastructure, connected home, defense, entertainment and gaming, industrial, medical, smartphone, tablet, and wearables.
Over the past two decades, Skyworks has made important investments to address key network technologies, from cellular to advanced Wi-Fi®, enhanced GPS, and Bluetooth®, among others. Capitalizing on both organic growth and strategic acquisitions, we are targeting high-growth verticals, while at the same time, seeking to diversify our revenue and customer set.
Targeted investments in next-generation technology and solutions, technical talent, and fabrication capabilities have created the opportunity to expand into high-growth market segments, including electric and hybrid vehicles, industrial and motor control, power supply, 5G wireless infrastructure, optical data communication, data center, automotive, smart home, and several other applications.
Our key customers include Amazon, Apple Inc., Arcadyan, Arris, Bose, Ciena, Cisco, Ericsson, Fibocom, Garmin, Gemalto (a Thales company), General Electric, Google, Honeywell, Itron, Lenovo, LG Electronics, Microsoft, Motorola, NETGEAR, Nokia, Northrop Grumman, OPPO, Rockwell Collins, Sagemcom, Samsung, Schneider Electric, Sierra Wireless, Sonos, Sony, Technicolor, Telit, Tesla, TP-Link, VIVO, and Xiaomi. Our competitors include Analog Devices, Broadcom, Cirrus Logic, Murata Manufacturing, NXP Semiconductors, Qorvo, Qualcomm, and Texas Instruments.
We operate worldwide with engineering, manufacturing, sales, and service facilities throughout Asia, Europe, and North America.
Our principal executive offices are located at 5260 California Avenue, Irvine, California 92617, and our telephone number at that address is (949) 231-3000. Our principal website is located at www.skyworksinc.com. The information contained on or accessible or available through our website is not incorporated into or part of this prospectus or any prospectus supplement, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus or any prospectus supplement.

RISK FACTORS
An investment in our securities involves risk. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended October 3, 2025, as amended, and our Quarterly Reports on Form 10-Q for the quarterly periods ended January 2, 2026, April 3, 2026 and July 3, 2026, under the heading “Risk Factors” and other filings we may make from time to time with the SEC.
You should also refer to the other information contained in or incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, including our financial statements and the related notes incorporated by reference therein. Additional risks and uncertainties that are not yet identified may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from our sale of securities under this prospectus will be used for general corporate purposes. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF COMMON STOCK
The following description of our common stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by, our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Fourth Amended and Restated By-laws, as amended (the “By-laws”). We encourage you to read our Certificate of Incorporation, our By-laws, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), for additional information.
General
Our authorized capital stock consists of 550 million shares of capital stock, of which:
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525 million shares are designated as common stock, par value $0.25 per share; and

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25 million shares are designated as preferred stock, without par value.

Common Stock
The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends and distributions declared by our Board of Directors out of assets or funds legally available. Upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of our common stock are entitled to share ratably in all assets remaining after payment to creditors and the liquidation preference of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
No shares of preferred stock are outstanding. Pursuant to our Certificate of Incorporation, our Board of Directors has the authority, without further action by our stockholders, to issue preferred stock from time to time in one or more series. Our Board of Directors may designate the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, and restrictions thereof, including dividend rights, redemption rights, sinking fund terms, liquidation preference terms, conversion rights, and voting rights. A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.
Description of Certain Terms in Our Charter Documents and Delaware Law That May Have Anti-Takeover Effects
Our Certificate of Incorporation and By-laws contain provisions that could have the effect of delaying, deferring, preventing, or discouraging another party from acquiring control of us.
Issuance of Undesignated Preferred Stock.   As discussed above under “Preferred Stock,” our Board of Directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could delay or deter hostile takeovers or changes in our control or management.
Limits on Ability of Stockholders to Call a Special Meeting.   Our By-laws provide that special meetings of the stockholders may be called only by a majority of our Board of Directors or by the Company’s secretary upon written request by stockholders holding at least twenty-five percent (25%) of the outstanding shares of common stock, subject to such stockholders’ compliance with certain other requirements. This may delay or impede the ability of our stockholders to force consideration of a proposal.
Prohibition on Stockholder Action by Written Consent.   Our Certificate of Incorporation provides that any action taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our By-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our Company.
Election of Directors.   Our Certificate of Incorporation and By-laws contain provisions that establish specific procedures for appointing and removing members of our Board of Directors. Under our Certificate of Incorporation and By-laws, vacancies and newly created directorships on our Board of Directors may be filled only by a majority of the directors then serving on the Board of Directors, and directors may only be removed from office by the affirmative vote of the holders of a majority of the shares of all classes of stock entitled to vote for the election of directors.
No Cumulative Voting.   The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation and By-laws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our Board of Directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board of Directors to influence our Board of Directors’ decision regarding a takeover or other corporate transaction.
Approval of Business Combinations.   Our Certificate of Incorporation requires that the affirmative vote of at least 80% of the shares of all classes of stock entitled to vote for the election of directors be obtained for a business combination unless approved by a majority of the members of the Board of Directors and, in the event that the other party to the business combination is the beneficial owner of 5% or more of our shares, a majority of the members of the Board of Directors in office prior to the time such other party became the beneficial owner of 5% or more of our shares. Our Certificate of Incorporation increases the approval threshold to 90% of the shares of all classes of stock entitled to vote for the election of directors in the case of a business combination with any “related person” (as defined in the Certificate of Incorporation). In addition to the provisions in our Certificate of Incorporation and By-laws, Section 203 of the DGCL generally provides that a corporation may not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder, unless a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder or specified stockholder approval requirements are met. The provisions of Delaware law and the provisions of our Certificate of Incorporation and By-laws could have the effect of discouraging others from attempting hostile takeovers or other transactions our Board of Directors does not approve in advance. These provisions might also have the effect of preventing changes in our management.
Amendment of Certificate of Incorporation.   Our Certificate of Incorporation includes a number of supermajority voting provisions that could make it more difficult to change certain of the provisions described above. These provisions require the affirmative vote of 80% of the shares of all classes of stock entitled to vote for the election of directors to amend or repeal the provisions of our Certificate of Incorporation relating to the election and removal of directors, the right to act by written consent, or the approval of a business combination, and the affirmative vote of 90% of the shares of all classes of stock entitled to vote for the election of directors to amend or repeal the provisions of our Certificate of Incorporation relating to the approval of a business combination with any related person.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Exchange Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “SWKS.”

DESCRIPTION OF DEBT SECURITIES
This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus and/or a free writing prospectus. We will also indicate in a prospectus supplement and/or a free writing prospectus whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
The debt securities will be issued under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, as it may be amended and supplemented from time to time. We have summarized select portions of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture. References to “Skyworks,” “we,” “us” or “our” in this section of this prospectus are, unless the context otherwise indicates, only to Skyworks Solutions, Inc. and not to any of its subsidiaries.
General
Unless otherwise specified in a supplement to this prospectus and/or a free writing prospectus, the debt securities will be our senior, direct, unsecured obligations and, as such, will be pari passu in right of payment with all of our senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The debt securities will be effectively subordinated to (1) all indebtedness or other liabilities of our subsidiaries and (2) all of our secured indebtedness to the extent of the value of the collateral securing that indebtedness.
The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.
Unless otherwise specified in the applicable prospectus supplement and/or free writing prospectus, the indenture will not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement and/or a free writing prospectus, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.
The applicable prospectus supplement and/or a free writing prospectus will set forth, among other things:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date, and the basis of computation of interest if other than on the basis of a 360-day year consisting of twelve 30-day months;
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the place or places where the principal of, premium and interest, if any, on the debt securities will be payable, and where the debt securities may be surrendered for registration of transfer or exchange;

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where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

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the period or periods within which the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the forms of the debt securities in fully registered form (and whether the debt securities will be issuable as global securities);

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the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

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whether the debt securities may be exchangeable for and/or convertible into shares of our common stock or any other security;

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any provisions relating to any security provided for the debt securities, and any subordination in right of payment, if any, of the debt securities;

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any addition to, deletion of or change in the events of default and acceleration provisions described under “— Events of Default” below and in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this “Description of Debt Securities” or in the indenture with respect to the debt securities;

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any other terms of the debt securities (which may modify or delete any provision of the indenture insofar as it applies to such debt securities); and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities if other than those appointed in the indenture.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement and/or a free writing prospectus.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies in the applicable prospectus supplement and/or a free writing prospectus.

Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any redemption of debt securities of any series, neither we nor the registrar will be required to:
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issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption and ending at the close of business on the date such notice is sent; or

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register the transfer of or exchange any debt security of that series so selected for redemption in whole or in part, except the unredeemed portion of any series being redeemed in part.

We will initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
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be registered in the name of a depositary that we will identify in a prospectus supplement;

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be deposited with the trustee as custodian for the depositary or its nominee; and

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bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
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the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or such depositary has ceased to be a “clearing agency” registered under the Exchange Act, at a time when the depositary is required to be so registered in order to act as depositary, and we have not appointed a successor depositary within 90 days of receiving such notice or of becoming aware of such cessation;

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we, in our sole discretion, determine that such global securities shall no longer be represented by global securities as evidenced by a company order delivered to the trustee; or

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an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
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will not be entitled to have the debt securities registered in their names;

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will not be entitled to physical delivery of certificated debt securities; and

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will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agent
The provisions of this subsection will apply to the debt securities unless otherwise indicated in the applicable prospectus supplement and/or free writing prospectus. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us or otherwise in accordance with the applicable procedures of the depositary. However, at our option, we may pay interest by mailing a check to the record holder.
We may also name any other paying agents in the applicable prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
Subject to applicable abandoned property laws, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Certain Covenants
The indenture will contain the following principal covenants:
Limitation on Liens
Except as otherwise set forth in the applicable prospectus supplement and/or a free writing prospectus, with respect to any series of debt securities, Skyworks will not, and will not permit any Significant Subsidiary to, create, incur, assume or permit to exist any lien on any property or asset (including the capital stock of any subsidiary), to secure any indebtedness of Skyworks, any Significant Subsidiary or any other person without securing such series of debt securities equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:
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liens existing on the date of the indenture (or the applicable supplemental indenture, officer’s certificate or board resolution establishing such series of debt securities);

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(x) liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person; provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary and the proceeds and products of such assets (and the proceeds and products thereof); and (y) liens on assets or property at the time acquired; provided such indebtedness was not incurred in connection with such acquisition and such liens do not extend to any assets other than those so acquired (and the proceeds and products thereof);

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liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease (including any Capital Lease Obligations, or any synthetic, off-balance sheet or tax retention lease), improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;
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liens to secure any modification, extension, renewal, refinancing, replacement or refunding (or successive modifications, extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any indebtedness secured by liens referred to in the above three bullets or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same (or same type of) property which secured the lien modified, extended, renewed, refinanced, replaced or refunded, plus accessions, additions and improvements on such property and after-acquired property and the indebtedness so secured does not exceed the sum of (A) the greater of (x) the outstanding principal amount or, if greater, committed amount of the indebtedness secured by and (y) the fair market value (as determined by Skyworks’ board of directors) of the assets subject to such liens at the time of such modification, extension, renewal, refinancing, replacement or refunding, or such amendment, consent or waiver, as the case may be, plus (B) an amount necessary to pay accrued but unpaid interest on such indebtedness and any premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs, expenses (including upfront fees, original issue discount (in lieu of upfront fees), consent fees, amendment fees or similar fees) or penalties incurred in connection with such modification, extension, renewal, refinancing, replacement or refunding;

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liens on property incurred in sale and leaseback transactions permitted under “— Limitation on Sale and Leaseback Transactions” below;

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liens in favor of only Skyworks or one or more subsidiaries granted by Skyworks or a subsidiary to secure any obligations owed to Skyworks or a subsidiary of Skyworks;

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liens on assets of any subsidiary of Skyworks registered or regulated as a “broker” or a “dealer” as such terms are defined in Sections 3(a)(4) and (5) of the Exchange Act created or otherwise arising in the ordinary course of such subsidiary’s business;

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customary liens in respect of a deposit for the benefit of a holder of a series of debt securities for a discharge or defeasance of such series of debt securities or holders of other indebtedness for a discharge or defeasance of such other indebtedness;

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liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Skyworks or any subsidiary in the ordinary course of business;

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liens in favor of the trustee granted in accordance with the indenture;

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liens for taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days (or, if failure to pay prior to delinquency but after the due date does not result in additional material amounts being due, which are not yet delinquent by more than 30 days) or not yet subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings and for which Skyworks or any subsidiary, as applicable, has maintained adequate reserves in accordance with GAAP;

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any attachment or judgment lien in existence less than 60 days after the entry thereof or with respect to which (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) Skyworks or any of its subsidiaries shall in good faith be prosecuting on appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

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liens securing swap contracts of Skyworks or any of its subsidiaries permitted to be incurred under the indenture;

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liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by Skyworks or any subsidiary in the ordinary course of business;

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liens on the assets of, or capital stock or other equity interests in, any subsidiary or any joint venture and which secures indebtedness or other obligations of such subsidiary or joint venture (or of another subsidiary);

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liens securing obligations under the Revolving Credit Agreement in an aggregate amount not to exceed $750 million; and

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liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “— Limitation on Sale and Leaseback Transactions” below, do not exceed 15.0% of Consolidated Net Tangible Assets measured at the date of incurrence of such liens.

Any lien created for the benefit of holders pursuant to the preceding paragraph may provide by its terms that any such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien securing such other indebtedness.
Limitation on Sale and Leaseback Transactions
Except as otherwise set forth in the applicable prospectus supplement and/or a free writing prospectus, with respect to any series of debt securities, Skyworks will not, and will not permit any Significant Subsidiary to, enter into any arrangement with any person pursuant to which Skyworks or any Significant Subsidiary leases any property that has been or is to be sold or transferred by Skyworks or the Significant Subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Skyworks or such Significant Subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing such series of outstanding debt securities) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).
In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “— Limitation on Liens” above include:
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temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

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leases between only Skyworks and one or more subsidiaries of Skyworks or only between or among subsidiaries of Skyworks;

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leases where the proceeds are at least equal to the fair market value (as determined by Skyworks’ board of directors) of the property and Skyworks applies within 270 days after the sale an amount equal to the greater of the net proceeds of the sale or the attributable debt associated with the property to (i) the retirement of long-term secured indebtedness, (ii) the acquisition, construction, development or improvement of properties, facilities or equipment or (iii) a combination thereof; and

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leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Consolidation, Merger or Transfer
Except as otherwise set forth in the applicable prospectus supplement and/or free writing prospectus, we may not merge or consolidate with or into any other person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to another person, unless:
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either (a) we shall be the continuing person or (b) the person (if other than us) formed by such consolidation or into which we are merged or to which all or substantially all of the properties and assets of us and our subsidiaries (taken as a whole) are sold, leased, conveyed, transferred or otherwise disposed of (i) shall be a person organized and existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

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immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time or both, would become a default or event of default, shall have occurred and be continuing;

•
if, as a result of any such consolidation, merger, sale or lease, conveyance or transfer, our properties or assets would become subject to any lien which would not be permitted by the indenture without equally and ratably securing the debt securities of such series, we or such successor person, as the case may be, will take steps as are necessary to effectively secure the debt securities of such series equally and ratably with, or prior to, all indebtedness secured by those liens as and to the extent required by the indenture; and

•
an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

The successor person formed by such consolidation or into which we are merged or any successor person to which such sale, lease, conveyance, transfer or disposition of all or substantially all of our and our subsidiaries’ properties and assets (taken as a whole) is made shall, in each case other than a lease, succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor had been named in our place in the indenture; and thereafter we shall be discharged and released from all obligations and covenants under the indenture and the debt securities.
Events of Default
As used in this prospectus, “event of default” means, with respect to any series of debt securities, any of the following:
•
default in the payment of any principal of or premium, if any, on the debt securities of such series when due (whether at maturity, upon optional redemption or otherwise);

•
failure to pay any interest on any debt security of such series, when it becomes due and payable, and continuance of such default for a period of 30 days;

•
default in the performance, or breach, of any covenant, warranty or agreement (other than as set forth in either bullet above) under the indenture in respect of the debt securities of such series; provided that a default as set forth in this bullet is not an event of default until the trustee or the holders of not less than 25% of the aggregate principal amount of the debt securities of such series then outstanding deliver a notice to us that specifies the default, demands it to be remedied and states that such notice is a “Notice of Default” and we do not cure such default within 60 days after receipt by us of such Notice of Default or such longer time as may be specified in such Notice of Default;

•
certain events of bankruptcy, insolvency or reorganization of us;

•
(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness owing to any of our subsidiaries) outstanding in an amount in excess of $400 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness (other than indebtedness owing to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $400 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses (a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured; and

•
any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action we are taking or propose to take with respect thereto.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization of us) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of us) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare the principal of all outstanding debt securities of that series, and the interest accrued thereon, if any, to the date of acceleration to be immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of us, the principal amount of all the outstanding debt securities of the applicable series and accrued interest thereon, if any, will become and be immediately due and payable without any declaration or other act on the part of the trustee or the holders. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and waive such event of default and its consequences, except with respect to a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby, if (1) we have paid or deposited with the trustee a sum sufficient to pay (a) all overdue installments of interest, if any, on such series of debt securities, (b) the principal of (and premium, if any, on) any such series of debt securities which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate prescribed therefor by the debt securities of such series, to the extent that payment of such interest is lawful, (c) interest on overdue installments of interest at the rate prescribed therefor by the debt securities of such series, to the extent that payment of such interest is lawful, and (d) the reasonable compensation, expenses, disbursements and advances of the trustee and its agents and counsel, and all other amounts due the trustee under the indenture; and (2) all events of default, other than the non-payment of the principal, premium, if any, or interest of the debt securities of such series which have become due solely by such acceleration, have been cured or waived.
The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security and/or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture; such holder or holders have offered the trustee, and if requested, provided indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request; the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.
The indenture will require us to furnish to the trustee, within 120 days after the end of our fiscal year, a certificate stating whether the signers thereof have knowledge of any default by us in the performance of any of our covenants or agreements contained in the indenture. In addition, we are required to deliver to the trustee, within 90 days after the end of each fiscal year, an officer’s certificate stating that a review of our activities during the preceding fiscal year has been made with a view to determining whether we have kept, observed, performed and fulfilled our obligations under the indenture, and further stating whether we are in default in the performance or observance of any of the terms, provisions and conditions of the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in the payment of the principal of or interest or premium, if any, on any debt security of such series) with respect to debt securities of that series if and so long as the trustee determines in good faith that the withholding of such notice is in the interests of the holders of the outstanding debt securities of such series.
Definitions
The indenture will contain the following defined terms:
“Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such person under GAAP; and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Consolidated Net Tangible Assets” means, as of the time of determination, (a) the total assets of Skyworks and its subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) the sum of (i) current liabilities of Skyworks and its subsidiaries, except for current maturities of long-term indebtedness and Capital Lease Obligations, and (ii) goodwill and other intangible assets of Skyworks and its subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the most recent consolidated balance sheet prepared by Skyworks in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (or comparable semiannual report) timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Skyworks) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.
“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture.
“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“incur” means issue, assume, guarantee or otherwise become liable for.
“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Non-recourse Obligation” means indebtedness or other obligations substantially related to the financing of a project involving the development or expansion of properties of Skyworks or any direct or indirect subsidiaries of Skyworks, as to which the obligee with respect to such indebtedness or obligation has no recourse to Skyworks or any direct or indirect subsidiary of Skyworks or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or political subdivision thereof.
“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of May 21, 2021, among Skyworks, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by the First Amendment, dated as of March 6, 2023, the Second Amendment, dated as of November 18, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time (such amendment, restatement, amendment and restatement, supplement, modification, replacement or refinancing may be successive or non-successive); provided that any such amendment, restatement, amendment and restatement, supplement, modification, replacement or refinancing is in the form of a revolving credit facility (or similar arrangement).
“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.
“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
Modification and Waiver
We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:
•
evidence the succession of another person to us and the assumption by any such successor of our covenants under the indenture and the debt securities pursuant to the merger and consolidation provisions of the indenture;

•
add to our covenants for the benefit of holders of the debt securities or to surrender any right or power conferred upon us;

•
add any additional events of default for the benefit of holders of the debt securities;

•
add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form, or relating to the transfer and legending of the debt securities;

•
secure the debt securities or add guarantees of the debt securities;

•
add or appoint a successor or separate trustee;

•
cure any ambiguity, defect, mistake or inconsistency;

•
supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance (whether legal defeasance or covenant defeasance) or discharge of any series of debt securities;

•
make any other change that would not adversely affect the contractual rights of any holders of the debt securities of the applicable series;

•
make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•
conform any provision in the indenture, or in the board resolution, officer’s certificate or supplemental indenture establishing the debt securities of any series, or the terms of the debt securities of any series, to the prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the debt securities of such series were offered; and

•
reflect the issuance of additional debt securities of any series of debt securities.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the affected series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such securities).
However, no such modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:
•
make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver;

•
reduce the rate of or extend the time of payment for interest on any debt security;

•
reduce the principal amount or extend the stated maturity of any debt security;

•
reduce the redemption price or repurchase price of any debt security, change the date on which any debt security is subject to redemption or repurchase (provided that this shall not apply to changes in the notice period for any redemption or repurchase) or add redemption or repurchase provisions to the debt securities;

•
make any debt security payable in money other than that stated in the indenture or the debt security; or

•
impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture with respect to the debt securities of such series. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to such debt securities, except a default not theretofore cured (1) in the payment of principal, premium, if any, or interest on any debt securities of such series, or (2) in respect of a covenant or provision in the indenture which the indenture (or the applicable board resolution, officer’s certificate or supplemental indenture establishing the series of debt securities) expressly provides cannot be amended without the consent of the holder of each outstanding debt securities of the applicable series affected thereby.
Discharge
The indenture shall, subject to certain obligations, cease to be of further effect with respect to debt securities of a series when (i) we deliver to the trustee all outstanding debt securities of that series (other than debt securities of that series replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of that series have become due and payable (whether by the sending of a notice of redemption or otherwise), or will become due and payable within one year whether at maturity, or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and in the case of clause (ii) we irrevocably deposit with the trustee U.S. dollars or non-callable U.S. government obligations or a combination thereof in such amounts sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of that series, including principal of and interest and premium, if any, thereon, and if in either case we pay all other sums payable by us with respect to the debt securities of that series under the indenture. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of that series on our demand accompanied by an officer’s certificate and an opinion of counsel.

Defeasance
We at any time may terminate all our obligations with respect to the debt securities of any series and the indenture as to all outstanding debt securities of such series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen debt securities of that series, to maintain a registrar and paying agent in respect of the debt securities of that series and certain rights, privileges and immunities of the trustee and our obligations in connection therewith. We at any time may also terminate our obligations with respect to the debt securities of any series under the covenants described under “— Certain Covenants — Limitation on Liens,” “— Certain Covenants — Limitation on Sale and Leaseback Transactions” and “— Certain Covenants — Consolidation, Merger or Transfer,” to maintain our corporate existence and under the third and fifth bullets under “— Events of Default,” which termination is referred to as “covenant defeasance.” We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
If we exercise our legal defeasance option with respect to the debt securities of any series, payment of the debt securities of that series may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option with respect to the debt securities of any series, payment of the debt securities of that series may not be accelerated because of an event of default specified in the third and fifth bullets under “— Events of Default” above or as provided in any prospectus supplement and/or free writing prospectus.
The legal defeasance option or the covenant defeasance option with respect to the debt securities of any series may be exercised only if:
•
we irrevocably deposit in trust with the trustee money or U.S. government obligations or a combination thereof, sufficient, in the opinion of, or based on a written report or certificate of, a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay and discharge the entire indebtedness on the debt securities of such series with respect to principal, premium, if any, and accrued and unpaid interest to the date of such deposit or to the maturity date or redemption date, as the case may be;

•
no event of default, or event which with notice or lapse of time would become an event of default, with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar substantially concurrent deposit relating to other indebtedness or other instruments being defeased, discharged, repurchased, redeemed, repaid or otherwise acquired or retired), and the granting of liens to secure such borrowing);

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that (a) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the date of execution of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States:
•
through underwriters or dealers;

•
directly to purchasers;

•
in a rights offering;

•
in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•
through agents; or

•
through a combination of any of these methods.

The prospectus supplement will include the following information:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price or initial public offering price of the securities;

•
the anticipated net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any commissions paid to agents; and

•
any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements of Skyworks Solutions, Inc. as of October 3, 2025 and September 27, 2024, and for each of the years in the three year fiscal period ended October 3, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of October 3, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Qorvo, Inc. and subsidiaries as of March 28, 2026 and March 29, 2025 and for each of the three years in the period ended March 28, 2026, appearing in Skyworks Solutions, Inc.’s Current Report on Form 8-K filed on May 20, 2026, and the effectiveness of Qorvo, Inc. and subsidiaries’ internal control over financial reporting as of March 28, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$
Skyworks Solutions, Inc.
$          % Senior Notes due 20
$          % Senior Notes due 20
$          % Senior Notes due 20

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint book-running managers
Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan	Wells Fargo Securities
           , 2026